                                                                     EXHIBIT 3.7

SPECIAL
HANDLING


               IN THE DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS
                                 STATE OF HAWAII



         In the Matter of the Incorporation)
                        of                 )
         AQ CORP.                          )
         __________________________________) 1  50095401  1905  87/06/26   $40
                                             1  15091518  1905  87/06/26    $4
                                             1  50095411  1905  87/06/26   $42
                                             1  15091503  1905  87/06/26  $220


                                    RECEIVED
                                  JUN 19 1987
                                    3:57 PM
                               DEPT. OF COMMERCE &
                                CONSUMER AFFAIRS
                                STATE OF HAWAII


                            ARTICLES OF INCORPORATION
                            -------------------------




                                                  CADES SCHUTTE FLEMING & WRIGHT
                                                  Allen H. Sakai, Esquire
                                                  1000 Bishop Street
                                                  Honolulu, Hawaii 96813
                                                  Tel. No. 521-9200

               IN THE DEPARTMENT OF COMMERCE AMD CONSUMER AFFAIRS
                                                  ------------------------------
                                STATE OF HAWAII       DEPARTMENT OF COMMERCE
                                                       AND CONSUMER AFFAIRS
                                                         STATE OF HAWAII
                                                           FILED ON
                                                         June 19, 1987
                                                  ------------------------------
     In the Matter of the Incorporation)
                    of                 )
                                         FILING FEE.CAPITAL $1,100,000 $220.
                                                             ---------  --------
     AQ CORP.                            CERTIFICATION 3 COPIES        $4.20
     __________________________________)              ---               --------
                                                          T0TAL        $306.20
                                                                        --------

                            ARTICLES OF INCORPORATION
                            -------------------------

                      The undersigned, desiring to form a corporation under the laws of the State of Hawaii, hereby executes the following Articles of Incorporation.

                                    ARTICLE I

                                 CORPORATE NAME

                      The name of the Corporation shall be AQ Corp.

                                   ARTICLE II

                                PLACE OF BUSINESS

                      The place of the principal office of the Corporation shall be in the City and County of Honolulu, State of Hawaii. The street address of the initial office of the Corporation will be 371 Aokea Place, Honolulu, Hawaii, 96819.

                                   ARTICLE III

                               PERIOD OF DURATION

                       The duration of the Corporation shall be perpetual.

                                   ARTICLE IV

                               CORPORATE PURPOSES

                      Section 4.1 The primary specific purpose for which the Corporation is organized is to acquire, own and hold the stock of other corporations engaged in or otherwise related to the commercial flying service business, and to do every act and thing covered generally by the denomination "holding" corporation.

                      Other purposes for which the Corporation is organized are to undertake and carry on any business, investment, transaction, venture or enterprise which may be lawfully undertaken or carried on by a corporation and any business whatsoever which may seem to the Corporation convenient or suitable to be undertaken.

                      Section 4.2 SCOPE. The foregoing purposes shall be liberally construed and shall not be deemed to exclude by inference any lawful activity of the Corporation under applicable laws now or hereafter in effect.

                                    ARTICLE V

                                CORPORATE POWERS

                      The Corporation shall have all powers to effect any or all of the purposes for which the Corporation is organized or which may hereafter be provided for by law, and those which may be implied therefrom.

                                   ARTICLE VI

                                      STOCK

                      Section 6.1 TOTAL CAPITALIZATION. The total number of shares of capital stock which the Corporation has authority to issue is 1,100,000 shares, which shall be divided into Common Stock, $1.00 par value, and Preferred Stock, $1.00 par value. The Common Stock shall be further divided into two classes which shall be designated as "Class A Common Stock" and "Class B Common Stock," respectively. The number of shares of each class of capital stock which this corporation is authorized to issue shall be as follows: (i) 100,000 shares of Class A Common Stock;
      (ii) 500,000 shares of Class B Common Stock; and (iii) 500,000 shares of Preferred Stock.

                      Section 6.2 COMMON STOCK. Other than voting rights, the relative rights, preferences and restrictions granted to or imposed upon each and every share of Class A Common Stock and Class B Common Stock, and upon their respective holders, shall be identical. Except as otherwise provided by law, the holders of the outstanding shares of Class A Common Stock shall have and possess the exclusive right to vote on all matters presented to shareholders, including the election of directors and questions of merger, consolidation and the sale of all or substantially all of the assets of the Corporation; and each holder of Class A Common Stock shall be entitled
      (i) at all elections of directors to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) such holder would be entitled to cast for the election of directors with respect to his shares of Class A Common Stock multiplied by the number or directors to be elected, and such holder may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as such holder may see fit and (ii) upon all other matters to one vote for each share of Class A Common Stock registered in such holder's name on the books of the Corporation. Except as otherwise provided by law, the holders of the outstanding shares of Class B Common Stock shall have no voting rights.

                      Section 6.3 PREFERRED STOCK. The 500,000 shares of Preferred Stock, $1.00 par value, shall have such rights, preferences, privileges, restrictions and other matters relating thereto as follows:

                         (1) DEFINITIONS. As used herein, the following terms shall have the meanings specified:

                              (a) "Common Stock" means, collectively, the Class
                      A Common Stock and Class B Common Stock.

                              (b) "Debentures" means the subordinated debentures
                       due in 2001 issued by the Corporation as more fully described in Paragraph 7 below.

                              (c) "Stated  Value" means the stated value of each
                       share of  Preferred  Stock which shall be $28.50.

                              (d) "Subsidiary" means any corporation at least
                      50% of whose outstanding voting stock is at the time owned directly or indirectly by the Corporation or by one or more of such subsidiary corporations.

                       (2) RIGHT TO DIVIDENDS. The holders of Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, and out of any funds legally available therefor, cumulative cash dividends on each share of Preferred Stock at the annual rate of 12% of the Stated Value of such share, payable in equal semiannual installments on the first day of each January and July, commencing July 1, 1987. Such dividends shall accrue on each such share from day to day, whether or not earned or declared. Such dividends shall be cumulative so that if accrued dividends in respect of any previous or current dividend period, at the annual rate specified above shall not have been paid or declared and a sum sufficient for the payment thereof set apart, the deficiency shall first be fully paid before any dividend or other distribution shall be paid or declared and set apart for the Common Stock. Any accumulation of dividends on the Preferred Stock shall not bear interest.

                       (3) PRIORITY. Unless full dividends on the Preferred Stock for all past dividend periods and the then current dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart, (i) no dividend whatsoever (other than a dividend payable solely in Common Stock) shall be paid or declared, and no distribution shall be made on any Common Stock, and (ii) no shares of Corporation Stock shall be purchased, redeemed or acquired by the Corporation and no money shall be paid into or set aside or made available for a sinking fund for the purchase, redemption or acquisition thereof; PROVIDED that this restriction shall not apply to the repurchase of shares of Common Stock from directors, officers or employees of the Corporation or any of its Subsidiaries pursuant to agreements under which the Corporation has the option to repurchase such shares upon the occurrence of certain events including the termination of employment;
       and PROVIDED FURTHER that this restriction shall not apply to the repurchase of shares of Class A Common Stock pursuant to the provisions of any agreement under which the holders of Class A Common Stock are required to offer shares of Class A Common Stock to the Corporation for repurchase.

                       (4) LIQUIDATION RIGHTS. In the event of any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the holders of each share of Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, whether such assets are capital, surplusor earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of the Common Stock, an amount per share equal to the Stated Value plus an amount equal to all accrued and unpaid dividends thereon, whether or not declared, to and including the date full payment shall be tendered to the holders of the Preferred Stock with respect to such liquidation, dissolution or winding up of the Corporation, and no more. If upon any such liquidation, dissolution or winding up of the Corporation whether voluntary or involuntary, the assets to be distributed to the holders of the Preferred Stock shall be insufficient to permit the payment to such shareholders of the full preferential amounts aforesaid, then all of the assets of, the Corporation to be distributed shall be distributed ratably to the holders of the Preferred Stock. A consolidation or merger of the Corporation with or into any other corporationor corporations or a sale of all or substantially all of the assets of the Corporation in which the shareholders of the Corporation receive so! soley capital stock of the acquiring corporation (or of the direct or indirect parent corporation of the acquiring corporation), except for cash in lieu of fractional shares, shall not be deemed a liquidation, dissolution or winding up of the Corporation as those terms are used in this Paragraph 4.

                      (5)  REDEMPTION.

                           (a) OPTIONAL REDEMPTION. The Corporation shall have the right to call or redeem any or all of the Preferred Stock at any time or from time to time from any or all of such holders of the Preferred Stock as the Corporation shall determine in its sole discretion. The Corporation shall not be required to offer to purchase any such Preferred Stock pro rata from all holders of Preferred Stock. The purchase price for each share of Preferred Stock so redeemed shall be an amount equal to the Stated Value plus an amount equal to all accrued and unpaid dividends thereon, whether or not declared, to and including the date full payment shall be tendered to such holder of Preferred Stock with respect to such redemption.

                           (b) Mandatory Redemption. The Corporation, through the operation of a sinking fund, will redeem $427,500 in principal amount of the Preferred Stock on January 1, 1996 and on each January 1 thereafter up to and including January 1, 2000, and will redeem all of the remaining Preferred Stock outstanding on January 1, 2001, at a per share redemption price equal to the Stated Value plus an amount equal to all accrued and unpaid dividends thereon, whether or not declared, to and including the date full payment shall be tendered to such holder of Preferred Stock with respect to such redemption. The Corporation may reduce the principal amount of Preferred Stock which is required to be redeemed under this Paragraph 5(a) by subtracting 100% of the principal amount of Preferred Stock redeemed by the Corporation other than pursuant to this Paragraph 5(a).

                      (6) VOTING. Except as otherwise required by law, the holder of Preferred Stock shall not have any voting rights.

                      (7) EXCHANGE RIGHTS. The Corporation shall have the right, at any time and from time to time after January 1, 1989, to require any or all of the holders of Preferred Stock to exchange such shares of Preferred Stock for Debentures, such Debentures to contain, subject to the provisions of this Paragraph 7, such terms and conditions as the Board of Directors shall determine. Each share of Preferred Stock so exchanged shall be exchanged for one Debenture in principal amount equal to the Stated Value. Each Debenture so issued in exchange for a share of Preferred Stock shall mature on January 1, 2001 and shall provide for the payment of interest at the rate of 12% per annum, payable in equal semiannual installments on the first day of each January and July until maturity. Interest on each Debenture will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date on which the Debenture was issued. Each Debenture shall provide that the Corporation shall have the right to redeem any or all of the Debentures on substantially the same terms as it may redeem Preferred Stock under Paragraph 5 above.

                      Section 6.4 ADDITIONAL STOCK. The Corporation shall have power from time to time to create an additional class or additional classes of stock with such preferences, voting powers, restrictions, and qualifications thereof as shall be fixed in the resolution authorizing the issue thereof in accordance with law. The Board of Directors shall have the power by resolution to establish all rights and preferences of any such additional class or classes of stock.

                       Section 6.5 INITIAL SUBSCRIBERS. The names of the initial subscribers, the number of shares subscribed for, the subscription price for the shares subscribed for and the amount of capital and paid-in surplus paid in cash and property by each initial subscriber are as follows:



                                                    Amount of   Amount of   Amount of
                      Number of                     Capital     Capital     Paid-In
       Name of        Shares Sub-    Subscription   Paid in     Paid in     Surplus Paid
       Subscriber     scribed For    Price          Cash        Property    In Property
       ----------     -----------    ------------   ---------   ---------   ------------
       Han H. Ching   1,000 Shares   $1,000.00      $1,000.00      -0-          -0-
                      of Class A
                      Common Stock


                       Section 6.6 STOCK RIGHTS AND OPTIONS. The Corporation may create and issue, whether or not in connection with the issuance and sale of any of its shares or other securities, rights or options entitling the holders thereof to purchase from the Corporation shares of any class or classes. Such rights or options shall be evidenced in such manner as the Board of Directors shall approve, and shall set forth the terms upon which, the time or times within which, and the price or prices at which such shares may be purchased from the Corporation upon the exercise of any right or option. No' approval by the stockholders of the Corporation shall be required for the issuance of such rights or options to directors, officers or employees of the Corporation or any subsidiary, or to the stockholders.

                                   ARTICLE VII

                             DIRECTORS AND OFFICERS

                       Section 7.1 BOARD OF DIRECTORS. The Board of Directors of the Corporation shall consist of one or more persons as shall be determined in accordance with the Bylaws. The director or directors of the Corporation need not be stockholders of the Corporation. The director or directors (and any alternative and/or substitute director or directors, if any) shall be elected or appointed, may be removed from office, and all vacancies in the office of a director shall be filled in the manner provided for in these Articles of Incorporation or in the Bylaws.

                   Section 7.2 OFFICERS. The officers of the Corporation shall be Chairman of the Board, vice Chairman of the Board, President, one or more Vice Presidents as shall be determined by the Board of Directors in accordance with the Bylaws, a Secretary, a Treasurer, and a Controller. The Corporation may have such additional officers as shall be determined by the Board of Directors in accordance with the Bylaws. The officers shall have the powers, perform the duties and be appointed as shall be determined by the Board of Directors and the Bylaws. Any person may hold two or more offices of the Corporation unless such practice is prohibited by the Bylaws.

                   Section 7.3 INITIAL DIRECTORS AND OFFICERS. The names and the residence addresses of the initial directors and officers are:


   NAME                                                RESIDENCE ADDRESS
   ----------------------------------------------------------------------------
   Hung Wo Ching                                       4533 Kahala Avenue
   Director and Chairman of the Board                  Honolulu, Hawaii 96816

   Sheridan C. F. Ing                                  3759 Diamond Head Road
   Director, Vice Chairman                             Honolulu, Hawaii 96816
   of the Board and Secretary

   A. Maurice Myers                                    232 Palaoa Place
   Director, President, and                            Honolulu, Hawaii 96816
   Chief Executive Officer

   Han P. Ching                                        1944 C Ualakaa Street
   Director                                            Honolulu, Hawaii 96822

   John L. Garibaldi
   Vice President--Finance                             6851 Hawaii Kai Drive
   and Chief Financial                                 Honolulu, Hawaii 96825
   Officer, Treasurer and
   Controller

   Han H. Ching                                        623 Paikau Street
   Director                                            Honolulu, Hawaii 96816

   Louise Ing Zwald                                    583 Kamoku Street
   Director                                            Apt. 1801
                                                       Honolulu, Hawaii 96816


                   7.4 CLASSIFICATION OF DIRECTORS. The directors may, at any time upon the affirmative vote of a majority of the directors then in office, be divided into two or three classes, designated Class I, Class II and, if any, Class III. The aggregate number of directors to be divided into classes shall be fixed by the affirmative vote of a majority of the directors then in office, and in the event the Board shall be classified, there shall be not less than one member per class. Each class shall consist, as nearly as may be possible, of one-half or one-third, as the case may be, of the total number of directors constituting the entire Board. Each initial director in Class I shall hold office until the first annual meeting of stockholders following the director's election; each initial director in Class II shall hold office until the second annual meeting of stockholders following the director's election; and each initial director in Class III, if any, shall hold office until the third annual meeting of stockholders following the director's election. At each succeeding annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a two- or three-year term, as the case may be. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which the director's term expires and until the director's successor shall be elected, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors shall be filled by resolution adopted by a majority of the directors then in office. Any director, elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of the director's predecessor.

                       Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorship shall be governed by the terms of these Articles of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Section unless expressly provided by such terms.

                                  ARTICLE VIII

                        POWERS OF THE BOARD OF DIRECTORS

                       Section 8.1 AUTHORITY. All the powers and authority of the Corporation shall be vested in and may be exercised by the Board of Directors, except as otherwise provided by law, these Articles of Incorporation, or the Bylaws.

                       Section 8.2 POWERS. The Board of Directors shall have the following powers:

                       (1) Subject to the restrictions contained in Article VI of these Articles, to issue from time to time any or all shares of the Corporation to any party or parties, for such consideration or considerations, upon and subject to such terms and conditions and for such corporate purposes as the Board may from time to time determine;

                       (2) To determine what portion, if any, of the consideration received for any authorized stock without par value shall be allocated to the paid-in surplus of the Corporation;

                       (3) To determine at what times and places and under what conditions the books of the Corporation shall be open to inspection by the stockholders;

                       (4) To fix and determine from time to time an amount or amounts as a reserve or reserves for any purpose or to abolish any such reserve or reserves;

                       (5) To make any lawful disposition of any paid-in or capital surplus, or charge to the same, organization expenses or other similar expenses properly chargeable to the capital account;

                       (6) To distribute to the stockholders out of capital surplus a portion of the Corporation's assets, in cash or in property;

                       (7) To use or apply any funds of the Corporation lawfully available therefor for the purchase or acquisition of shares of the capital stock or bonds or other securities of this Corporation, in the market or otherwise, at such price as may be fixed by the Board of Directors, and to such extent and in such manner and for such purposes and upon such terms as the Board of Directors may deem expedient and as may be permitted by law;

                      (8) From time to time in such manner and upon such terms and conditions as may be determined by the Board without a vote of stockholders, to provide, carry out, recall, abolish, revise, alter, or change, one or more plan or plans for:

                    (i) the issue, purchase and sale of its capital stock or granting of options or warrants therefor to any or all of the employees, officers, or directors of the Corporation or of any of its subsidiaries, and the payment for such stock in installments or at one time, with or without the right to vote thereon pending payment in full, and for aiding any such persons in paying for such stock by contributions, compensation for services, or otherwise;

                    (ii) the participation by any or all of the employees, officers, or directors of the Corporation or of any of its subsidiaries in the profits of the Corporation or of any branch, division, or subsidiary thereof, as part of the Corporation's legitimate expenses; or

                    (iii) the furnishing to any or all of the employees,
                          officers or directors of the Corporation or of any of its subsidiaries, at the expense, wholly or in part, of the Corporation, of insurance against accident, sickness, or death, pensions during old age, disability, or unemployment or retirement benefits; and

                       (9) To do any and every lawful act necessary or desirable to carry into effect the powers and purposes of the Corporation.

                                   ARTICLE IX

                               AMENDMENT OF BYLAWS

                      The power to alter, amend or repeal the Bylaws or adopt new Bylaws shall be vested in the Board of Directors subject to repeal or change by action of the stockholders. The power of the Board of Directors to alter, amend or repeal the Bylaws shall not divest the stockholders of the power to adopt, amend or repeal the Bylaws. The stockholders may alter, amend or repeal the Bylaws by the vote of the holders of not less than a majority of all of the issued and outstanding shares of each class of stock.

                                    ARTICLE X

                    DIRECTOR OR OFFICER CONFLICTS OF INTEREST

                      Section 10.1 DISCLOSURE. No contract or other transaction between the Corporation and any other person, firm, corporation, association or other organization, and no act of the Corporation, shall in any way be affected or invalidated by the fact that any of the directors or officers of the Corporation are parties to such contract, transaction or act or are pecuniarily or otherwise interested in the same or are directors or officers or members of any such other firm, corporation, association or other organization, provided that the interest of such director shall be disclosed or shall have been known to the Board of Directors authorizing or approving the same or to a majority thereof.

                      Section 10.2 AUTHORIZATION. Any director of the Corporation who is a party to any such transaction, contract, or act or who is pecuniarily or otherwise interested in the same or is a director or officer or member of such other firm, corporation, association or other organization, may be counted in determining a quorum of any meeting of the Board of Directors which shall authorize or approve any such contract, transaction or act, and may vote thereon with like force and effect as if he were in no way interested therein. Neither any director nor any officer of the Corporation, being so interested in any such contract, transaction or act of the Corporation which shall be approved by the Board of Directors nor any such other person, firm, corporation, association or other organization in which such director may be a director, officer or member, shall be liable or accountable to the Corporation, or to any stockholder thereof, solely by reason of being an interested person, for any loss incurred by the Corporation pursuant to or by reason of such contract, transaction or act, or for any gain received by any such other party pursuant thereto or by reason thereof.

                                   ARTICLE XI

                            NO STOCKHOLDER LIABILITY

                       No stockholder shall be liable for the debts of the Corporation beyond the amount which may be due or unpaid upon any share or shares of stock of the Corporation owned by him.

                       DATED:        Honolulu, Hawaii, June 19, 1987.


                                       /s/ Allen H. Sakai
                                       ----------------------------------------
                                       ALLEN H. SAKAI



        0 5 4 7 N

   STATE OF HAWAII                 )
                                   )   SS:
   CITY AND COUNTY OF HONOLULU     )

                   On this 19th day of June, 1987, before me personally appeared ALLEN H. SAKAI, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.


                                       /s/ Beverly Jean Muncy
                                       ----------------------------------------
                                       Notary Public State of Hawaii

                                       My Commission expires:  9/29/89
                                                              -----------------

[STAMP: EXPEDITED
         REVIEW]

NONREFUNDABLE FILING FEE: $25.00                                 DOMESTIC PROFIT
                                                               GENERAL AMENDMENT
SUBMIT ORIGINAL AND
ONE TRUE COPY
                               STATE OF HAWAII
                DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS
                        BUSINESS REGISTRATION DIVISION
                             1010 RICHARDS STREET
             MAILING ADDRESS: P.O. BOX 40, HONOLULU, HAWAII 96810

[STAMP: RECEIVED                                 [STAMP: DEPARTMENT OF COMMERCE
        APR. 28 1992                                     AND CONSUMER AFFAIRS
        3:31 PM                                          STATE OF HAWAII
        DEPARTMENT OF COMMERCE &                         Filed on
        CONSUMER AFFAIRS                                 April 28, 1992]
        STATE OF HAWAII]         67800D1        AMD 00248121  13- 5/05/92  65.00

                             ARTICLES OF AMENDMENT
                   (SECTION 415-61, HAWAII REVISED STATUTES)

PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK

    The undersigned, duly authorized officers of the corporation submitting these Articles of Amendment, certify as follows:

1.  The name of the corporation is:

         AQ CORP.
    ---------------------------------------------------------------------------.

2. The Amendment(s) adopted are attached to these Articles of Amendment (see page 2).

3.  The total number of shares outstanding is: 634,376 (100,000 Class A common with 1 vote/share; 381,234
                                               Class B common with no
                                               vote/share; 153,142 preferred
                                               with no vote/share
                                               --------------------------------.

4.  IF ADOPTION OF THE AMENDMENT(S) WAS AT A MEETING, COMPLETE THE FOLLOWING:

    The meeting of the shareholders was on
                                           ------------------------------------.
                                            (Month          Day          Year)

================================================================================
    Class/Series      Number of Shares Voting      Number of Shares Voting
                           For Amendment              Against Amendment
================================================================================


--------------------------------------------------------------------------------

5.  IF ADOPTION OF THE AMENDMENT(S) WAS BY UNANIMOUS CONSENT, COMPLETE THE
    FOLLOWING:

    By written consent dated          April           23           1992
                             --------------------------------------------------,
                                      (Month          Day          Year)
    the shareholders unanimously adopted the amendment(s).

6. If the amendment(s) provides for any exchange, reclassification, or cancellation of issued shares, attach a statement describing the manner in which the exchange, reclassification, or cancellation shall be effected.

        SEE ATTACHED (Exhibit "B")
    ---------------------------------------------------------------------------.

We certify under the penalties of Section 415-136, Hawaii Revised Statutes, that we have read the above statements, and that the same are true and correct.

Witness our hands this 23rd day of April, 1992.
                      ------      -------   --

A. Maurice Myers, President           Han H. Ching, Secretary
---------------------------.          --------------------------------.
 (Type/Print Name & Title)               (Type/Print Name & Title)


/S/ A. MAURICE MYERS                  /S/ HAN H. CHING
---------------------------.          --------------------------------.
  (Signature of Officer)                 (Signature of Officer)

SIGNATURES MUST BE IN BLACK INK.
ARTICLES MUST BE SIGNED BY TWO INDIVIDUALS WHO ARE OFFICERS OF THE CORPORATION.
                     (SEE REVERSE SIDE FOR INSTRUCTIONS)

D1-7
[ILLEGIBLE]

                       ATTACHMENT TO ARTICLES OF AMENDMENT

                                       of

                                    AQ CORP.
                       -----------------------------------
                                (Corporate Name)


FILL IN APPLICABLE BLANK(S) AND INSERT TEXT OF THE AMENDMENT.


Article ________________, Section ________________, Subsection ________________,

Paragraph _________________, is amended to read as follows:


See Exhibit "A" attached hereto and made a part hereof.
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

                                                                  EXHIBIT "A"
                                                                  to Articles of
                                                                  Amendment

     Sections of the Articles of Incorporation of AQ Corp. which are amended pursuant to these Articles of Amendment:

1.   Article I is hereby amended to read in its entirety as follows:

                                    ARTICLE I

                                 CORPORATE NAME

     The name of the Corporation shall be Aloha Airgroup, Inc.

2. Article VI, Section 6.1 is hereby amended to read in its entirety as follows:

                                   ARTICLE VI

                                  CAPITAL STOCK

     Section 6.1 TOTAL CAPITALIZATION. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is thirty million (30,000,000) shares, of which twenty-two million five-hundred thousand (22,500,000) shares shall be Class A Common Stock, par value $1.00 per share ("Class A Common Stock"), seven million (7,000,000) shares shall be Class B Common Stock, par value $1.00 per share ("Class B Common Stock") and five hundred thousand (500,000) shares shall be preferred stock, par value $1.00 per share ("Preferred Stock").

3. Article VI, Section 6.2 is hereby amended to read in its entirety as follows:

     Section 6.2 COMMON STOCK. Except as otherwise specifically set forth herein as to voting powers, all shares of Common Stock shall have the same rights and preferences.

          (1) CLASS A COMMON STOCK. Each issued and outstanding share of Class A Common Stock shall carry the right to one (1) vote upon any matter presented to the stockholders for their vote or approval.

          (2) CLASS B COMMON STOCK. Each issued and outstanding share of Class B Common Stock shall carry the right to ten (10) votes upon any matter presented to the stockholders for their vote or approval.

          (3) ONE CLASS COMMON VOTE. Unless a separate class vote is otherwise required by law, stockholders of Class A Common Stock and Class B Common Stock shall vote together as one class on all matters presented to the stockholders for their vote or approval.

          (4) The right to have directors elected by cumulative voting as provided in Section 415-33 of the Hawaii Revised Statutes or other applicable law of the State of Hawaii shall exist subject to the following restrictions and/or qualifications:

               (a) Stockholders who hold Preferred Shares shall have no votes with respect to such shares.

               (b) In any election of director(s) held pursuant to cumulative voting, each stockholder who owns shares of Class B Common Stock present in person or by proxy shall, in addition to any votes associated with any other shares, have a number of votes equal to ten
          (10) times the number of shares of Class B Common Stock owned by the stockholder multiplied by the number of directors to be elected.

          (5) (a) Each share of Class A common stock issued, outstanding and determined as of April 23, 1992 shall be changed and reclassified into one authorized, issued and outstanding share of Class B Common Stock having the rights provided in and authorized by Article VI of these Articles of Incorporation.

               (b) Each issued and outstanding share of Class B common stock whenever issued shall be an authorized, issued and outstanding share of Class B Common Stock having the rights provided in and authorized by Article VI of these Articles of Incorporation.

4. Article VI is hereby amended by adding the following after Section 6.6 thereof:

     Section 6.7 SALE OR TRANSFER OF SHARES OF CLASS B COMMON STOCK: CONVERSION OF SHARES OF CLASS B COMMON STOCK.

          (1) "ORIGINAL CLASS B STOCKHOLDER" DEFINED. For purposes of this
     Section 6.7, an "Original Class B Stockholder" shall mean the following persons:

          Han H. Ching, Han P. Ching, Earl M. Ching, Trustees for: Hung Wo
              Ching
              Han Ping Ching, Trustee under Agreement of Trust made by Han Ping
                Ching dated September 21, 1983
              Han H. Ching & Barbara T. Ching Joint Tenants
              Earl Ming To Ching, Trustee of the Earl Ming-to Ching Revocable
                Living Trust dated 9/19/89 as Amended
              Edric Mina-Kai Ching, Trustee of the Edric Ming-kai Ching
                Revocable Living Trust dated 9/19/89 as Amended
              Eldon M.T. Ching, Trustee of the Eldon Ming-te Ching Revocable
                Living Trust dated 9/19/89 as Amended
              Barbara T. Ching
              Barbara T. Ching, Custodian for Randall K.H. Ching under the
                Hawaii Uniform Transfers-to-Minors Act
              Barbara T. Ching, Custodian for Shelli M.L. Ching under the
                Hawaii Uniform Transfers-to-Minor Act.
              Barbara T. Ching, Custodian for Laura M.C. Ching under the Hawaii
                Uniform Transfers-to-Minors Act
              Hung Wo Ching & Elizabeth Lau Ching, Trustees under Trust
                Agreement dated l/l/63
              Elizabeth Lau Ching
              Hung Wo Ching & Han P. Ching, Joint Tenants
              Hung Wo Ching, Trustee under Revocable Living Trust dated 5/l/78 Earl Ming-to Ching under Earl Ming-to Ching 1992 Gift Trust
                Agreement dated February 1, 1992
              Eldon Ming-te Ching under Eldon Ming-te Ching 1992 Gift Trust
                Agreement dated February 1, 1992
              Edric Ming-kai Ching under Edric Ming-kai Ching 1992 Gift Trust
                Agreement dated February 1, 1992
          Han H. Ching, Han P. Ching, and Earl M.T. Ching, Trustees under the
              Han Ping Ching 1992 Gift Trust dated March 6, 1992
          Han H. Ching, Custodian for Randall K.H. Ching under the Hawaii
              Uniform Transfers-to-Minors Act
          Han H. Ching, Custodian for Shelli M.L. Ching under the Hawaii
              Uniform Transfers-to-Minors Act
          Han H. Ching, Custodian for Laura M.C. Ching under the Hawaii Uniform
              Transfers-to-Minors Act

          Hung Wo Ching
          Han P. Ching & Meredith J. Ching, Joint Tenants
          DHMP Service, Inc.
          Diamond Head Memorial Park Association, Ltd.
          First Hawaiian Bank, Trustee DHMP Service Inc. Pre Need Trust Sheridan C.F. Ing Self Trusteed Trust
          Richard K.M. Ing
          Louise K.Y. Ing
          Laura Ing Baker
          Carolyn Ing
          Sheridan C.F. Ing Trust under Agreement dated May 21, 1987
          Ing Family Partnership:
             Richard K.M. Ing
             Louise K.Y. Ing
             Laura Ing Baker
             Carolyn Ing
          Sheridan Ing Self Trusteed Trust, Geraldine Young, Molly Louis,
             Tenants in Common
          Maurice J. Sullivan, as Trustee of the Maurice J. Sullivan Revocable
             Trutt dated December 28, 1981
          A. Maurice Myers, Trustee of the A. Maurice Myers Revocable Living
             Trust
          Elizabeth Jean Myers
          A. Maurice Myers, Trustee of the Elizabeth Jean Myers 1992 Trust for the Benefit of Michele Lea Channels
          A. Maurice Myers, Trustee of the Elizabeth Jean Myers 1992 Trust for the Benefit of Tracy Ann Myers
          A. Maurice Myers, Trustee of the Elizabeth Jean Myers 1992 Trust for the Benefit of Leanne Elizabeth Myers


          "Original Class B Stockholder" shall also include any individual named above, whether as trustee, beneficiary, partner, joint tenant, custodian or otherwise, in his or her individual capacity.

               (2) RESTRICTIONS UPON SALE OR TRANSFER OF SHARES OF CLASS B COMMON STOCK. No share of Class B Common Stock may be sold, assigned, pledged (subject to the provisions of Section 6.7(6), below), hypothecated, transferred (by gift, will, laws of intestacy or otherwise) or exchanged or otherwise disposed of (herein all these actions, including the granting of any security interest or the transfers of beneficial interests as well as record ownership, are referred to as a "transfer" or to be "transferred") by the holder thereof except only to the following persons (each a "Permitted Transferee"):

                    (a) any individual Original Class B Stockholder (as opposed to an entity) and any other holder of Class B Common Stock;

                    (b) the legal representative of the estate of a deceased
               holder of Class B Common Stock (for such time as is reasonably necessary or desirable after the death of such holder to distribute all shares of Class B Common Stock held by such estate to one or more Permitted Transferees), provided that the legal representative furnishes evidence reasonably acceptable to the Corporation that the shares of Class B Common Stock held by the legal representative will be distributed to one or more Permitted Transferees;

                    (c) the trustee of a trust of which an individual Original
               Class B Stockholder (as opposed to an entity) or a Family Member is the sole settlor and which is revocable solely by such settlor during his or her lifetime (for such time as is reasonably necessary or desirable after the death of such settlor to distribute all shares of Class B Common Stock held by such trust to one or more Permitted Transferees), provided that the trustee furnishes evidence reasonably acceptable to the Corporation that the shares of Class B Common Stock held by the trustee will be distributed to one or more Permitted Transferees;

                    (d) a grandparent, spouse, child, grandchild, sibling,
               parent or other lineal descendant of an Original Class B Stockholder or the spouse of any such lineal descendant (a "Family Member");

                    (e) any person who is a corporation, partnership,
               association, trust or custodianship qualified to hold title to shares of stock (collectively, an "Entity Holder"), all of the equity and/or beneficial interests in which are owned beneficially and of record by an Original Class B Stockholder and/or such Original Class B Stockholder's Family Members (a "Family Entity"); and

                    (f) any voting trust, all of the equity and/or beneficial
               interests in which are owned beneficially and of record by a Permitted Transferee or Permitted Transferees described in Sections 6.7(2)(a), (b), (c), (d) or (e).

               (3) REQUIREMENT TO CONVERT TO CLASS A COMMON STOCK. Upon the occurrence of any of the events listed below in this Section 6.7(3) with respect to any issued and outstanding shares of Class B Common Stock, the holder, and if applicable, the transferee of such Class B Common Stock shall promptly present such share(s) to the Corporation for conversion into an equal number of shares of Class A Common Stock:

                    (a) the transfer of Class B Common Stock by the holder
               thereof in a manner which violates Section 6.6(2);

                    (b) the acquisition of any equity or beneficial ownership
               interest in an Entity Holder which is a holder of Class B Common Stock by other than a Permitted Transferee; or

                    (c) foreclosure upon Class B Common Stock by a pledgee
               thereof.

          Until so surrendered, each outstanding certificate of Class B Common Stock shall be deemed, for all corporate purposes, to represent the ownership of such shares of Class B Common Stock, the Corporation may rely upon its records as to the ownership of Class B Common Stock, and all actions taken by the Corporation in reliance thereupon shall not be rendered invalid due to such reliance.

               (4) ENFORCEMENT OF REQUIREMENT TO CONVERT. The Corporation shall be entitled to seek specific enforcement of the requirements of Sections 6.7(3),(5),(6) and (8) upon the failure of any holder and/or transferee of shares of Class B Common Stock to comply with the requirements thereof. In such event the Corporation shall be entitled to recover from the holder and the transferee who failed to comply with Sections 6.3(3),(5),(6) or (8), jointly and severally, the court costs, reasonable attorneys' fees and other costs and expenses incurred by it in connection with the obtaining of such specific enforcement. The Corporation shall further be entitled to actual and consequential damages incurred as a result of a willful violation of the requirements of Sections 6.3(3),(5),(6) or (8), including without limitation court costs and reasonable attorneys' fees.

               (5) ANNUAL REPORT TO CORPORATION BY ENTITY HOLDERS. In order to enable the Corporation to enforce the provisions of Section 6.7(3),
          (i) each Entity Holder shall report in writing to the Corporation no later than the last day of December each year the names and addresses of every person who, during the year then concluded, owned a beneficial or equity interest in such Entity Holder, as well as a list of the officers, trustees, general partners, etc. of such Entity Holder who held office during tile year and (ii) each holder of Class B Common Stock who is not an Entity Holder shall report in writing to the Corporation no later than the last day of December each year the names and addresses of every person who, during the year then concluded, owned a beneficial or equity interest in any of such holder's shares of Class B Common Stock.

               (6) PLEDGE OF SHARES OF CLASS B COMMON STOCK. Shares of Class B Common Stock may be pledged or otherwise encumbered to secure a bona fide loan without violating the restrictions set forth in Section 6.7(2) or invoking the requirements of Section 6.7(3); PROVIDED, that upon foreclosure of any pledged shares by the pledgee for the purpose of, or which results in, the sale or transfer of such pledged shares to the pledgee or any other person or entity (other than to a Permitted Transferee), the pledgee shall be subject to the requirements of Section 6.7(3) to present such shares to the Corporation for conversion to shares of Class A Common Stock prior to any such transfer, or any transfer in lieu of foreclosure, by or to the pledgee.

               (7) OPTIONAL CONVERSION INTO SHARES OF CLASS A COMMON STOCK. Any Class B Stockholder shall have the right at any time to convert any share of Class 6 Common Stock into one (1) share of Class A Common Stock, by presenting the necessary certificates to the Corporation for transfer.

               (8) MANDATORY CONVERSION OF CLASS B COMMON STOCK INTO SHARES OF CLASS A COMMON STOCK. If at any time the total number of shares of Class B Common Stock issued and outstanding shall be less than two-million two-hundred thousand (2,200,000), as reflected in the stock records of the Corporation (unless adjusted as provided in Section 6.7(9)), then (i) each share of Class B.Common Stock issued and outstanding at such time shall promptly be presented by the holder thereof and, if applicable, the transferee thereof, to the Corporation for conversion into one (1) share of Class A Common Stock; and (ii) each outstanding warrant, option or other right to receive or purchase shares of Class 6 Common Stock outstanding at such time shall promptly be presented by the holder thereof and, if applicable, the transferee thereof, to the Corporation for conversion into a right to receive or purchase an equal number of shares of Class A Common Stock. Until so surrendered, each outstanding certificate of Class 6 Common Stock shall be deemed, for all corporate purposes, to represent the ownership of such shares of Class B Common Stock, the Corporation may rely upon its records as to the ownership of Class B Common Stock, and all actions taken by the Corporation in reliance thereupon shall not be rendered invalid due to such reliance.

               (9) STOCK SPLITS AND STOCK DIVIDENDS. In the event of any stock split or stock dividend applicable to the Class 6 Common Stock effected after May 15, 1992, the minimum number of shares of Class 6 Common Stock outstanding as provided in the first sentence of Section 6.7(8) shall be adjusted proportionally.

     Section 6.8 NO ADDITIONAL CLASS B COMMON STOCK. After May 15, 1992 the Corporation shall not issue any additional shares of Class B Common Stock unless such issuance has been approved by the affirmative vote of a majority of the outstanding shares of Class A Common Stock, the holders thereof voting separately from any votes of the Class 6 Common Stock, PROVIDED, that the restriction contained in this Section 6.4 shall not apply to issuances of any Class B Common Stock resulting from a stock split or stock dividend which applies equally to all outstanding shares of Class A Common Stock and Class B Common Stock.

     Section 6.9 SHARES ENTITLED TO MORE OR LESS THAN ONE VOTE. If any class or series of the Corporation's capital stock shall be entitled to more or less than one vote for any share, on any matter, every reference in these Articles of Incorporation and in any relevant provision of law to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock.

5.   Article VII, Section 7.1, is amended to read in its entirety as follows:

     Section 7.1 BOARD OF DIRECTORS. The Board of Directors of the Corporation shall consist of nine or more persons as shall be determined in accordance with the Bylaws. The directors of the Corporation need not be stockholders of the Corporation. The directors shall be elected or appointed, may be removed from office, and all vacancies in the office of a director shall be filled in the manner provided for in these Articles of Incorporation or in the Bylaws.

                                                                  EXHIBIT "B"
                                                                  to Articles of
                                                                  Amendment


              MANNER OF EFFECTING THE EXCHANGE OR RECLASSIFICATION
              ----------------------------------------------------

     Pursuant to these Articles of Amendment, the manner of effecting the exchange or reclassification is as follows:

     Certificates representing any shares of Class A Common Stock issued, outstanding and determined as of April 23, 1992 shall be deemed for all corporate purposes to represent ownership of a like amount of shares of Class B Common Stock having the rights provided in and authorized by
     Article VI of the Articles of Incorporation until the holder thereof shall have surrendered such certificate to the Corporation in exchange for certificates representing shares of Class B Common Stock.

 STATE OF HAWAII                )
                       ) SS:
 CITY AND COUNTY OF HONOLULU    )

     A. MAURICE MYERS, being first duly sworn on oath, deposes and says that he is the President of AQ CORP.; that as such officer he is duly authorized to sign the foregoing Articles of Amendment; and that he has read said Articles of Amendment, knows the contents thereof, and that the same have been duly adopted by written consent of both the Board of Directors and the shareholders of AQ Corp.


                                                    /S/ A. MAURICE MYERS
                                                    ----------------------------
                                                    President


Subscribed and sworn to before me
this 24th day of April, 1992.


/S/ [Illegible]
----------------------------------
Notary Public, State of Hawaii

My Commission expires: 2-15-96

STATE OF HAWAII              )
                             ) SS:
CITY AND COUNTY OF HONOLULU  )

     HAN H. CHING, being first duly sworn on oath, deposes and says that he is the Secretary of AQ CORP.; that as such officer he is duly authorized to sign the foregoing Articles of Amendment; and that he has read said Articles of Amendment, knows the contents thereof, and that the same have been duly adopted by written consent of both the Board of Directors and the shareholders of AQ Corp.


                                                    /S/ HAN H. CHING
                                                    ----------------------------
                                                    Secretary


Subscribed and sworn to before me
this 24th day of April, 1992.


/S/ [Illegible]
----------------------------------
Notary Public, State of Hawaii

My Commission expires: 2-15-96

          NONREFUNDABLE FILLING FEE $25.00                      DOMESTIC PROFIT
                                                              GENERAL AMENDMENT
          SUBMIT ORIGINAL AND
          ONE TRUE COPY
              EXPEDITED
               REVIEW
                                              STATE OF HAWAII
 R E C E I V E D                  DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS
                                        BUSINESS REGISTRATION DIVISION
   DEC 21 1992                               1010 Richards Street
    1:57 P.M.               Mailing Address: P.0. Box 40, Honolulu, Hawaii 96810

Dept of Commerce &                        ARTICLES OF AMENDMENT
 Consumer Affairs               (Section 415-61, Hawaii Revised Statutes)
 STATE OF HAWAII
                                              B23  00059819   2-1/04/93   16.00
                                              S11  00059820   2-1/04/93   24.00

PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK     AMD  00059818   2-1/04/93   65.00

       The undersigned, duly authorized officers of the corporation submitting these Articles of Amendment, certify as follows:
                                                         DEPARTMENT OF COMMERCE
                                                          AND CONSUMER AFFAIRS
1.   The name of the corporation is:                         STATE OF HAWAII
                                                                FILED ON
                       ALOHA AIRGROUP, INC.                 December 21, 1992
     --------------------------------------------------------------------------

2. The Amendment(s) adopted are attached to these Articles of Amendment (see page 2).
                                       100 Shares of Class A Common Stock,
3.   The total number of shares        5,854,342 Shares of Class B Common Stock,
     outstanding is:                   and 111,726 Shares of Preferred Stock
                     ----------------------------------------------------------


4.   IF ADOPTION OF THE AMENDMENT(S) WAS AT A MEETING, COMPLETE THE FOLLOWING:

     The meeting of the Shareholders was held on    December     21,      1992
                                                -------------------------------
                                                    (MONTH       DAY      YEAR)

     --------------------------------------------------------------------------
                          Number of Shares Voting       Number of Shares Voting
       Class/Series            For Amendment               Against Amendment
     --------------------------------------------------------------------------
     Class A Common Stcck            0                            100
     Class B Common Stock        5,698,342                      156,000
     Preferred Stock              111,726                          0
     --------------------------------------------------------------------------

5. If adoption of the amendment(s) was by unanimous consent, complete the following:

     By written consent dated            n/a
                              -------------------------------------------------
                                  (MONTH           DAY            YEAR)
     the shareholders unanimously adopted the amendment(s).

6. If the amendment(s) provides for any exchange, reclassification, or cancellation of issued shares attach a statement describing the manner in which the exchange, reclassification, or cancellation shall be effected.
                     n/a
     --------------------------------------------------------------------------

We certify under the penalties of Section 415-136, Hawaii Revised Statutes, that we have read the above statements, and that the same are true and correct.

Witness our hands this ________ day of       December         , 1992.
                                       -----------------------    ---
       A.  Maurice Myers                               Brenda Cutwright
         President and                             Vice President-Finance
     Chief Executive Officer                      & Chief Financial Officer
     ------------------------------             -------------------------------
      (TYPE/PRINT NAME & TITLE)                    (TYPE/PRINT NAME & TITLE)



            [ILLEGIBLE]                             /s/ Brenda F. Cutwright
     ------------------------------             -------------------------------
       (SIGNATURE OF OFFICER)                        (SIGNATURE OF OFFICER)

Signatures must be in black ink.
Articles must be signed by two individuals who are officers of the corporation.

                         (See Reverse Side For Instructions)
D1-7
4/91                                                                  B14 (Fee)

                       ATTACHMENT TO ARTICLES OF AMENDMENT

                                       of

                              ALOHA AIRGROUP, INC.
                       -----------------------------------
                                (Corporate Name)



FILL IN APPLICABLE BLANK(S) AND INSERT TEXT OF THE AMENDMENT.


Article_______________, Section _____________, Subsection __________________,

Paragraph ________________, is amended to read as follows:


     See Exhibit "A" attached hereto and made a part hereof.

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                                                                 EXHIBIT "A"
                                                                 to Articles of
                                                                 Amendment

                 Sections of the Articles of Incorporation of Aloha Airgroup, Inc. which are amended effective upon the filing of these Articles of Amendment filed with the Department of Commerce and Consumer Affairs:

    1. Sections 6.1., 6.2, and 6.3 of Article VI are amended to read in their entirety as follows:

                                   ARTICLE VI

                                  CAPITAL STOCK

                 Section 6.1 TOTAL CAPITALIZATION. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is thirty million five hundred thousand (30,500,000) shares, of which twenty-two million five-hundred thousand (22,500,000) shares shall be Class A Common Stock, par value $1.00 per share ("Class A Common Stock"), seven million (7,000,000) shares shall be Class B Common Stock, par value $1.00 per share ("Class B Common Stock") and one million (1,000,000) shares shall be preferred stock, par value $1.00 per share ("Preferred Stock").

                 Section 6.2 COMMON STOCK. Except as otherwise specifically set forth herein as to voting powers, all shares of Common Stock shall have the same rights and preferences.

                         (1) CLASS A COMMON STOCK. Each issued and outstanding share of Class A Common Stock shall carry the right to one (1) vote upon any matter presented to the stockholders for their vote or approval.

                         (2) CLASS B COMMON STOCK. Each issued and outstanding share of Class B Common Stock shall carry the right to ten (10) votes upon any matter presented to the stockholders for their vote or approval.

                         (3) ONE CLASS COMMON VOTE. Unless a separate class vote is otherwise required by law, stockholders of Class A Common Stock and Class B Common Stock shall vote together as one class on all matters presented to the stockholders for their vote or approval.

                         (4) The right to have directors elected by cumulative voting as provided in Section 415-33 of the Hawaii Revised Statutes or other applicable law of the State of Hawaii shalt exist subject to the following restrictions and/or qualifications:

                                 (a) Stockholders who hold Preferred Shares
                  shall have no votes with respect to such shares unless such Preferred Shares are expressly vested with the right to vote pursuant to Section
                  6.3 hereof.

                               (b) In any election of director(s) held pursuant
                  to cumulative voting, each stockholder who owns shares of Class B Common Stock or voting Preferred Stock present in person or by proxy shall, in addition to any votes associated with any other shares, have a number of votes equal to ten
                  (10) times the number of shares of Class B Common Stock owned by the stockholder and the designated number of votes per share times the number of shares of such voting Preferred Stock owned by the stockholder, each multiplied by the number of directors to be elected.

                        (5) (a) Each share of Class A common stock issed outstanding and determined as of April 23, 1992 shall be changed and reclassified into one authorized, issued and outstanding share of Class B Common Stock having the rights provided in and authorized by Article VI of these Articles of incorporation.

                            (b) Each issued and outstanding share of Class B common stock whenever issued shall be an authorized, issued and outstanding share of Class B Common Stock having the rights provided in and authorized by Article VI of these Articles of Incorporation.

                            (c) Each share of Class B common stock reserved for issuance upon the exercise of outstanding stock options shall be changed and reclassified into one authorized share of Class A common stock having the rights provided in and authorized by Article VI of these Articles of Incorporation.; Each outstanding option to purchase shares of Class B common stock granted prior to July 31, 1992 shall be changed and reclassified into an option to purchase authorized shares of Class A common stock having the rights provided in and authorized by Article VI of these Articles of Incorporation. The reclassifications pursuant to this paragraph 5(c) shall neither increase nor decrease the number of shares authorized by Section 6.1 above.

                 Section 6.3 PREFERRED STOCK. (a) Authority is herebv expressly vested in the Board of Directors of the Corporation subject to the provisions of this Article VI and to the limitations prescribed by law, to authorize, establish and issue from time to time one or more series of Preferred Stock and with respect to each such series, fix by resolution or resolutions adopted by the affirmative vote of a majority of the whole Board of Directors providing for the issue of such series the voting powers, full or limited, if any, of the shares of such series and the designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, the determination or fixing of the following:

                   (1) The designation of such series:

                        (2) The dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes or series of the Corporation's capital stock, and whether such dividends shall be cumulative or noncumulative;

                        (3) Whether the shares of such series shall be subject to redemption for cash, property or rights, including securities of any other corporation, by the Corporation at the option of either the Corporation or the holder or both or upon the happening of a specified event, and, if made subject to any such redemption, the times or events, prices and other terms an conditions of such redemption;

                         (4) The terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

                        (5) Whether or not the shares of such series shall be convertible into, at the option of either the holder or the Corporation or upon the happening of a specified event, shares of any other class or classes or of any other series of the same or any other class or classes of the corporation's capital stock or other securities, and, if provision be made for conversion or exchange, the times or events, prices, rates, adjustments and other terms and conditions of such conversions or exchanges;

                        (6) The number of shares included in such series, which number may be increaded or decreased from time to time unless otherwise provided by the Board of Directors in creating the series and the restrictions, if any on the issue or reissue of any additional shares of such series;

                        (7) The rights of the holders of the shares of such series upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

                        (8) The provisions as to voting, optional and/or other special rights and preferences, if any.

          All Preferred Stock shall rank senior to the Class A Common Stock and Class B Common Stock in respect of the right to receive payments out of the assets of the Corporation upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation. All Preferred Stock redeemed, purchased or otherwise acquired by the Corporation (including shares surrendered for conversion) shall be cancelled and thereupon restored to the status of authorized but unissued Preferred Stock undesignated as to series.

                  (b) SERIES A PREFERRED STOCK. The 111,726 shares of Preferred Stock issued and outstanding on December 9, 1992 are hereby designated as "Series A Preferred Stock", which shall have the following rights and preferences:

                  (1) DEFINITIONS. As used herein, the following terms shall have the meanings specified:

                        (i) "Common Stock" means, collectively, the
                       Class A Common Stock and Class B Common Stock.

                       (ii) "Debentures" means the subordinated debentures due in 2001 issued by the Corporation as more fully described in Paragraph 7 below.

                       (iii) "Stated Value" means the stated value of each share of Series A Preferred Stock which shall be $28.50.

                       (iv) "Subsidiary" means any corporation at least 50% of whose outstanding voting stock is at the time owned directly or indirectly by the Corporation or by one or more of such subsidiary corporations.

                  (2) RIGHT TO DIVIDENDS. The holders of Series A
        Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, and out of any funds legally available therefor, cumulative cash dividends on each share of Series A Preferred Stock at the annual rate of 12% of the Stated Value of such share, payable in equal semiannual installments on the first day of each January and July, commencing July 1, 1987. Such dividends shall accrue on each such share from day to day, whether or not earned or declared. Such dividends shall be cumulative so that if accrued dividends in respect of any previous or current dividend period, at the annual rate specified above shall not have been paid or declared and a sum sufficient for the payment thereof set apart, the deficiency shall first be fully paid before any dividend or other distribution shall be paid or declared and set apart for the Common Stock. Any accumulation of dividends on the Series A Preferred Stock shall not bear interest.

                    (3) PRIORITY. Unless full dividends on the Series A Preferred Stock for all past dividend periods and the then current dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart, (i) no dividend whatsoever (other than a dividend payable solely in Common Stock) shall be paid or declared, and no distribution shall be made on any Common Stock and
         (ii) no shares of Corporation Stock shall be purchased redeemed or acquired by the Corporation and no money shall be paid into or set aside or made available for a sinking fund for the purchase, redemption or acquisition thereof; PROVIDED that this restriction shall not apply to the repurchase of shares of Common Stock from directors, officers or employees of the Corporation or any of its Subsidiaries pursuant to agreements under which the Corporation has the option to repurchase such shares upon the occurrence of certain events including the termination of employment; and PROVIDED further that this restriction shall not apply to the repurchase of shares of Class B Common Stock pursuant to the provisions of any agreement under which the holders of Class B Common Stock are required to offer shares of Class B Common Stock to the Corporation for repurchase.

                     (4) LIQUIDATION RIGHTS. In the event of any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the holders of each share of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, whether such assets are capital, surplus or earnings, before any payment or declaration and setting apart, for payment of any amount shall be made in respect of the Common Stock, an amount per share equal to the Stated Value plus an amount equal to all accrued and unpaid dividends thereon, whether or not declared, to and including the date full payment shall be tendered to the holders of the Series A Preferred Stock with respect it to such liquidation, dissolution or winding up of the Corporation, and no more. If upon any such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary the assets to be distributed to the holders of the Series A Preferred Stock and holders of any other series of Preferred Stock of equal priority shall be insufficient to permit the payment to such stockholders of the full preferential amounts aforesaid, then all of the assets of the Corporation to be distributed shall be distributed ratably to the holders of the Series A Preferred Stock and such other holders of Preferred Stock. A consolidation or merger of the Corporation with or into any other corporation or corporations or a sale of all or substantially all of the assets of the Corporation in which the stockholders of the Corporation receive solely capital stock of the acquiring corporation (or of the direct or indirect parent corporation of the acquiring corporation), except for cash in lieu of fractional shares, shall not be deemed a liquidation, dissolution or winding up of the Corporation as those terms are used in this Paragraph 4.

                       (5) REDEMPTION.

                               (a) OPTIONAL REDEMPTION. The Corporation shall
                 have the right to call or redeem any or all of the Series A Preferred Stock at any time or from time to time from any or all of such holders of the Series A Preferred Stock as the Corporation shall determine in its sole discretion. The Corporation shall not be required to offer to Purchase any such Series A Preferred Stock pro rate from all holders of Series A Preferred Stock. The purchase price for each share of Series A Preferred Stock so redeemed shall be an amount equal to the Stated Value plus an amount equal to all accrued and unpaid dividends thereon, whether or not declared, to and including the date full payment shall be tendered to such holder of Series A Preferred Stock with respect to such redemption.

                              (b) MANDATORY REDEMPTION. The Corporation, through
                 the operation of a sinking fund, will redeem $427,500 in principal amount of the Series A Preferred Stock on January 1, 1996 and on each January 1 thereafter up to and including January 1, 2000, and will redeem all of the remaining Series A Preferred Stock outstanding on January 1, 2001, at a per share redemption price equal to the Stated Value plus an amount equal to all accrued and unpaid dividends thereon, whether or not declared, to and including the date full payment shall be tendered to such holder of Series A Preferred Stock with respect to such redemption. The Corporation may reduce the principal amount of Series A Preferred Stock which is required to be redeemed under this Paragraph 5(b) by subtracting 100% of the principal amount of Series A Preferred Stock redeemed by the Corporation other than pursuant to this Paragraph 5(b).

                       (6) VOTING. Except as otherwise required by law, the holder of Series A Preferred Stock shall not have any voting rights.

                       (7) EXCHANGE RIGHTS. The Corporation shall have the right, at any time and from time to time after January 1, 1989, to require any or all of the holders of Series A Preferred Stock to exchange such shares of Series 14, Preferred Stock for Debentures, such Debentures to contain, subject to the provisions of this Paragraph 7, such terms and conditions as the Board of Directors shall determine. Each share of Series A Preferred Stock so exchanged shall be exchanged for one Debenture in principal amount equal to the Stated Value. Each Debenture so issued in exchange for a share of Series A Preferred Stock shall mature on January 1, 2001 and shall provide for the payment of interest at the rate of 12% per annum, payable in equal semiannual installments on the first day of each January and July until maturity. Interest on each Debenture will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date on which the Debenture was issued. Each Debenture shall provide that the Corporation shall have the right to redeem any or all of the Debentures on substantially the same terms as it may redeem Series A Preferred Stork under Paragraph 5 above.

              (a) SERIES B CUMULATIVE CONVERTIBLE PARTICIPATING PREFERRED STOCK. 20,000 shares of Preferred Stock are hereby designated as "Series B Cumulative Convertible Participating Preferred Stock" (the "SERIES B PREFERRED STOCK"), which shall have the following rights and preferences.

                        (1) DEFINITIONS. As used herein, the following terms shall have the meanings specified:

                   (i) "ADJUSTMENT CLOSING DATE" has the meaning specified in paragraph 8(e).

                  (ii) "ADJUSTMENT FRACTION" has the meaning specified in
               paragraph 8(f) below.

                 (iii) "ADJUSTMENT RECORD DATE" has the meaning specified in paragraph 8(e).

                  (iv) "BASE CONVERSION PRICE" means $8.00, subject to
               adjustment from time to time as herein provided.

                   (v) "Base Value" means an amount per share of Series B
                 Preferred Stock equal to the Stated Value PLUS an amount equal to all accrued and unpaid dividends thereon, whether or not declared, to and including the date full payment shall be tendered to the holders of

                 Series B Preferred Stock with respect to any redemption of Series B Preferred Stock or any liquidation, dissolution or winding up of the Corporation.

                 (vi) "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in Honolulu, Hawaii are authorized or obligated by law, regulation or executive order to close.

                 (vii) "CLASS A COMMON STOCK" means the Class A Common Stock, par value $1.00 per share, of the Corporation (and shall include any security which succeeds to the Class A Common Stock).

                 (viii) "CLASS B COMMON STOCK" means the Class B Common Stock, par value $1.00 per share, of the Corporation (and shall include any security which succeeds to the Class B Common Stock).

                 (ix) "COMMON STOCK" means, collectively, the Class A Common Stock and the Class B Common Stock.

                 (x) "CONVERSION DATE" has the meaning specified in paragraph 8(c) below.

                 (xi) "CONVERSION PRICE" means (whether or not Series B Preferred Stock may then be converted pursuant to paragraph 8(a) below), (a) prior to the IPC Closing Date (if any), the Base Conversion Price in effect from time to time and (b)(i) on and after the IPO Closing Date (if any) if the IPO Closing Date occurs on or before December 31, 1995, 80% of the price per share at which shares of Class A Common Stock are initially offered to the public in the IPO, or (ii) on and after the IPO Closing Date (if any) if the IPO Closing Date occurs after December 31, 1995, the lesser of (A) the Base Conversion Price in effect from time to time and (B) 80% of the price per share at which shares of Class A Common Stock are initially offered to the public in the IPO, in each case subject to adjustment as herein provided.

                 (xii) "CONVERSION RATE" has the meaning specified in paragraph 8(b) below.

                 (xiii) "CONVERSION TRANSACTION" has the meaning specified in paragraph 9 below.

                 (xiv) "CURRENT MARKET VALUE" means the per share value of Class A Common Stock on any specified date determined as follows: (A) if the IPO Closing Date shall not have occurred on or before the date specified, (i) the value of a share of Class A Common Stock determined in good faith in the most recently completed arm's-length transaction between the Corporation and an unaffiliated third party in which such determination is necessary and the closing of which shall have occurred within the six months preceding such date, or (ii) if no such transaction shall have occurred within such six-month period determined as of a date within the six months preceding such date by an independent financial expert selected for such purpose by the Board of Directors of the Corporation, which independent financial expert shall in the effect to any lack of liquidity of the Class A Common Stock (in the event of more than one such determination, the determination for the later date shall be used), or (B) if the IPO Closing Date shall have occurred, (i) the average of the daily Market Prices of a share of Class A Common Stock for the 10 consecutive trading days immediately preceding the day as of which Current Market Value is being determined, or (ii) if the IPO Closing Date precedes the day as of which Current Market Value is being determined by less than 10 consecutive trading days then the average of the daily Market Prices for all the trading days before such date for which daily Market
Prices are available, or (iii) if there are no daily Market Prices during such 10 days Prior to the date as of which Current Market Value is being determined, the Current Market Value shall Ike determined as if the IPO
Closing Date had not occurred.

 (xv) "DEBENTURES" means the 7% Convertible Subordinated Debentures Due December 31, 2002 of the Corporation.

 (xvi) "DIVIDEND PAYMENT DATE" has the meaning specified in paragraph 3(a) below.

 (xvii) "DIVIDEND RATE" has the meaning specified in paragraph 3(a) below.

 (xviii) "IPO" means a completed Initial public offering by the Corporation of Class A Common Stock (or any security convertible into Class A Common Stock) pursuant to an effective registration statement under the Securities Act, other than a public offering of such shares of Class A Common Stock pursuant to an effective registration statement on Form S-4 Form S-8 or any similar form.

 (xix)  "IPO CLOSING DATE" means the closing date of the IPO.

 (xx) "IPO VALUATION DATE" means the last day of the fiscal quarter of the Corporation completed immediately prior to the IPO Closing Date.

 (xxi) "ISSUE DATE" means, with respect to each share of Series B Preferred Stock, the date such share is issued by the Corporation.

 (xxii) "JUNIOR SECURITIES" has the meaning described in paragraph 2 below.

 (xxiii) "LIQUIDATION VALUATION DATE" means the last day of the fiscal quarter of the Corporation completed immediately prior to the date of any liquidation, dissolution, or winding up of the Corporation.

                 (xxiv) "MARKET PRICE", with respect to a share of Class A Common Stock on any trading day, means (a) if such shares are listed or admitted to trading on any securities exchange in the United States, the closing price, regular way on such trading day on the principal securities exchange in the United States on which such shares are traded, (b) if such shares are not then listed or admitted to trading on any such securities exchange, the last reported sale price on such trading day, or if no sale takes place on such trading day, the average of the closing bid and asked prices in the United States on such trading day, as reported by a reputable quotation source designated by the Corporation, and (c) if such shares are not then listed or admitted to trading on any such securities exchange and no such reported sale price or bid and asked prices are available, the average of the reported high bid and low asked prices in the United States on such trading day as reported in The Wall Street Journal (Western edition), or if The Wall Street Journal (Western edition) shall be suspended for any reason, such other English language newspaper as is selected by the Corporation of general circulation in Honolulu, Hawaii.

                 (xxv) "PARITY SECURITIES" has the meaning specified in paragraph 2 below.

                 (xxvi) "PARTICIPATION VALUATION DATE" means the earlier of (A)
                  the IPO Valuation Date. (B) the Liquidation Valuation Date,
                 (C) the Redemption Valuation Date or (D) December 31, 1997.

                  (xxvii) "PARTICIPATION VALUE" means an amount per share of Series B Preferred Stock equal to the quotient resulting from dividing (i) an amount equal to 16% of the aggregate undistributed net profits of the Corporation (as determined using generally accepted accounting principles) from January 1, 1993 to the Participation Valuation Date, PROVIDED, that such amount shall be equal to or greater than zero, by
                  (ii) the number of hares of Series B Preferred Stock outstanding on the Participation Valuation Date. When the Participation Value shall be fixed pursuant to the formula contained in the preceding sentence; no further adjustments shall be made in the Participation value attaching to any particular share of Series B Preferred Stock notwithstanding the redemption or conversion of any other shares of Series B Preferred Stock.

                  (xxviii) "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or any other entity.

                  (xxix) "REDEMPTION DATE" has the meaning specified in paragraph 6(b) below.

                  (xxx) "REDEMPTION PRICE" is an amount in cash equal to the Base Value PLUS the Participation Value PROVIDED, that any such payment of the Participation Value pursuant to a redemption of Series B Preferred Stock may be made, in the sole discretion of the Board of

                Directors of the Corporation, in cash or in fully paid and nonassessable shares of Class A Common Stock having a Current Market Value equal to the Participation Value.

                (xxxi) "REDEMPTION VALUATION DATE" means the last day of the fiscal quarter of the Corporation completed immediately prior to the first Redemption Date.

                (xxxii) "SECURITIES ACT" means the Securities Act of 1933, as amended.

                (xxxii) "SECURITIES PURCHASE AGREEMENT" means the agreement dated December 9, 1992 among the Corporation, the purchasers of the Debentures and the purchasers of shares of Series B Preferred Stock.

                (xxxiv) "SENIOR SECURITIES" has the meaning specified in paragraph 2 below.

                (xxxv) "SERIES A PREFERRED STOCK" means the Series A 12% Redeemable Preferred Stock, par value $1.00 per share, of the Corporation.

                 (xxxvi) "STATED VALUE" means the stated value of each share of Series B Preferred Stock which shall be $1000.00.

                (xxxvii) "SUBSIDIARY" means any corporation at least 50% of whose outstanding voting stock is at the time owned directly or indirectly by the Corporation or by one or more of such subsidiary corporations.

                        (2) RANK. The Series B Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding up and dissolution rank (1) senior and prior to any class of Common Stock, and to any other class or series of stock now or hereafter issued by the Corporation not designated as senior to or on a parity with the Sereis B Preferred Stock (collectively, including, without limitation, all classes of Common Stock, the "JUNIOR SECURITIES"), (2) junior to any other class or series of stock now or hereafter issued by the Corporation designated as senior to the Series B Preferred Stock (the "SENIOR SECURITIES") and (3) on a parity with any other class or series of stock now or hereafter issued by the Corporation, designated as on a parity with the Series B Preferred Stock (the "PARITY SECURITIES"). Subject to the provisions of paragraphs 4 and 5 below, the Corporation's Series A Preferred Stock shall be a Parity Security.

                        (3) RIGHT TO DIVIDENDS. (a) Each holder of a share of
                 Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends on such share of Series B Preferred Stock at the annual rate of 7% of Stated Value (the "DIVIDEND RATE"). Such dividends shall be cumulative as set forth in paragraph 3(d) below and shall be payable in arrears in semiannual installments on the last day of each June and December, commencing December 31, 1992

                  (each a "DIVIDEND PAYMENT DATE"). The amount of dividends per share of Series B Preferred payable on each Dividend Payment Date shall be computed by multiplying the Dividend Rate by a fraction the numerator of which shall be the number of days that elapsed during the period beginning on the later of (X) Issue Date or (Y) the immediately preceding Dividend Payment Date, and ending on the Dividend Payment Date (calculated by counting the first day of such period but excluding the last day thereof) and the denominator of which shall be 365 and multiplying the amount so obtained by the Stated Value. Each outstanding share of Series B Preferred Stock shall be entitled to share ratably with each other outstandin share of Series B Preferred Stock in such dividends as may be paid at such time and in such amounts as the Board of Directors of the Corporation may from time to time determine.

                                (b) If the Corporation declares and pays any
                  cash dividend on the Common Stock prior to the earlier of (i) the IPO Valuation Date or (ii) December 31, 1997, the holder of each share of Series B Preferred Stock will receive cash dividends in addition to those declared and paid pursuant to paragraph 3(a) above equal to the dividends such holder would have received in connection with the declaration and payment of such cash dividend on the Common Stock if, such holder had converted such share of Series B Preferred Stock into the maximum number of shares of Class A Common Stock into which such share of Series B Preferred Stock could be converted immediately prior to the record date for the payment of such cash dividend on the Common Stock pursuant to paragraph 9 below at the applicable Conversion Price regardless of whether or not such share of Series B Preferred Stock is then convertible pursuant to paragraph 8(a) below.

                                (c) Any dividend payment made with respect to
                  shares of Series B Preferred Stock pursuant to paragraph 3(a) above (but not paragraph 3(b)), whether paid on the regularly scheduled Dividend Payment Date or otherwise, in respect of any dividend accruing prior to the earlier of (i) the IPO Valuation Date or (ii) December 31, 1995 may be made, in the sole discretion of the Board of Directors of the Corporation, in cash or in additional fully paid and nonassessale shares of Series B Preferred Stock at the rate of 0.001 shares of Series B Preferred Stock for each $1.00 of such dividend payment not paid in cash, and the issuance of such additional shares shall constitute full payment of such dividend, PROVIDED, that the Corporation issues such additional shares of Series B Preferred Stock within 30 days of the applicable Dividend Payment Date and, PROVIDED FURTHER, that such additional shares of Series B Preferred Stock shall be deemed issued as of the applicable Dividend Payment Date. The Corporation may, at its option, issue fractions of a share of Series B Preferred Stock as part of the payment of any dividend paid in additional shares of Series B Preferred Stock. In lieu of any such fractional shares, the Corporation may, at its option, pay to each holder of Series B Preferred Stock otherwise entitled to receive a fractional share a payment in cash equal to the fraction of such share of Series B Preferred Stock to which such holder is so entitled multiplied by the Stated Value; PROVIDED, that the amount of any such cash payment made in connection with any dividend payment shall not exceed an amount equal to 5% of the total value of such dividend payment. All shares of Series B Preferred Stock which may be issued as a dividend with respect to shares of Series B Preferred Stock will thereupon be duly authorized, validly issued, fully paid and nonassessable.

                              (d) Dividends on each share of Series B Preferred
                 Stock shall be fully cumulative and shall accumulate (whether or not declared) from the Issue Date. Dividends on each share of Series B Preferred Stock issued as a dividend shall be fully cumulative and shall accumulate (whether or not declared) from the Dividend Payment Date immediately preceding the Issue Date for such share, unless such share of Series B Preferred Stock issued as a dividend is issued on a Dividend Payment Date or is issued on a date after a record date with respect to a Dividend Payment Date and before such Dividend Payment Date, in either of which events dividends on such share shall be fully cumulative and shall accumulate (whether or not declared) from such Dividend Payment Date.

                        (4) PRIORITY. Unless full payment for all accrued but unpaid dividends on the Series B Preferred Stock shall have been made in cash or such dividends have been declared and a sum of cash sufficient for the payment thereof set apart, (i) no dividend whatsoever (other than a dividend payable solely in Common Stock) shall be paid or declared, and no distribution shall be made on any Parity Security or Junior Security, and (ii) no shares of any Parity Security or Junior Security shall be purchased, redeemed or acquired by the Corporation and no money shall be paid into or set aside or made available for a sinking fund for the purchase, redemption or acquisiton thereof; PROVIDED that this restriction shall not apply to the repurchase of shares of Common Stock from directors, officers or employees of the Corporation or any of its Subsidiaries pursuant to agreements under which the Corporation has the option to repurchase such shares upon the occurrence of certain events including the termination of employment; and PROVIDED FURTHER that this restriction shall not apply to the repurchase of shares of Class B Common Stock pursuant to the provisions of any agreement under which the holders of Class B Common Stock are required to offer shares of Class B Common Stock to the Corporation for repurchase; PROVIDED FURTHER, that no dividend shall be paid with respect to any Junior Security and no Junior Security shall be redeemed if such dividend or redemption would have a material adverse tax effect upon the holders of the Series B Preferred Stock. Dividends on any Senior Security may, at the option of the Board of Directors, be paid whether or not dividends on the Series B Preferred Stock shall have been paid. The exchange of Class B Common Stock for Class A Common Stock as provided in Section 6.7 of the Articles of Incorporation will not be considered a purchase, redemption or acquisition prohibited by this paragraph 4.

                         (5) LIQUIDATION PREFERENCE. In the event of any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the holder of each share of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the

           Corporation available for distribution to its stockholders, whether such assets are capital, surplus or earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of any Junior Security, an amount per share equal to the Base Value PLUS the Participation Value. If upon any such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed to the holders of the Series A Preferred Stock and Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amounts aforesaid, then the assets of the Corporation shall be distributed as follows:

                   FIRST, to the payment of the Participation Value to each holder of a share of Series B Preferred Stock; and

                   SECOND, to the holders of the Series A Preferred Stock, the Series B Preferred Stock and any other Parity Security on a pro rata basis based upon the total value per share, including stated value and all dividends accrued but not yet paid.

                   Subject to the provisions of paragraph 9 below, a consolidation or merger of the Corporation with or into any other corporation or corporations or a sale of all or substantially all of the assets of the Corporation in which the stockholders of the Corporation receive solely capital stock of the acquiring corporation (or of the direct or indirect parent corporation of the acquiring corporation), except for cash in lieu of fractional shares, shall not be deemed a liquidation, dissolution or winding up of the Corporation as those terms are used in this paragraph 5.

                        (6) REDEMPTION. (a) At its option, the Corporation may
                   redeem for cash the issued and outstanding shares of Series B Preferred Stock, as a whole or from time to time in part, at a price per share equal to the Redemption Price, at any time after the earlier of (i) December 31, 1997, and (ii) any date at least 180 days following the IPO Closing Date on which the Market Price of a share of Class A Common Stock has equaled or exceeded 150% of the then applicable Conversion Price for a period of 45 consecutive trading days ending prior to the date on which a notice of redemption is mailed.

                                  (b) Notice of redemption shall be given by
                   first-class mail, postage prepaid, not less than 30 days nor more than 60 days in advance of the date the shares of Series B Preferred Stock are to be redeemed (the "REDEMPTION DATE") to the holders of record of the shares of Series B Preferred Stock so to be redeemed at their respective addresses as the same shall appear on the books of the Corporation.

                                  (c) Any notice which is mailed in the manner
                   herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. Each notice of redemption shall state (i) the Redemption Date, (ii) if less than all of the issued and outstanding shares of Series B Preferred Stock are to be redeemed, the aggregate number thereof to be redeemed, together with the number of shares of Series B Preferred Stock to be redeemed from the holder thereof to whom such notice is being given, (iii) that on the Redemption Date the Redemption Price will become due and payable upon each share of Series B Preferred Stock redeemed, and that dividends shall cease to accrue on and after such date, (iv) the place or places where shares of Series B Preferred Stock are to be surrendered for payment of the Redemption Price, and (v) the date on which the right to convert shares of Series B Preferred Stock to be redeemed will terminate as provided in paragraph 8(a) below (stating the date of such termination).

                               Notice of redemption having been given as
                aforesaid, the Redemption Price for the shares of Series B Preferred Stock called for redemption in such notice shall become due and payable on the Redemption Date. Upon surrender of any shares of Series B Preferred Stock for redemption in accordance with such notice, such shares of Series B Preferred Stock shall be redeemed by the Corporation at the Redemption Price. If, on the Redemption Date, the funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares of Series B Preferred Stock so called for redemption, then, notwithstanding that any certificates for shares of Series B Preferred Stock so called for redemption shall not have been surrendered for cancellation, after the Redemption Date the right to receive dividends thereon shall cease to accrue and all rights of the holders of the shares of Series B Preferred Stock so called for redemption, including, without limitation, the right to vote upon matters submitted to the stockholders of the Corporation for approval, shall forthwith, after the Redemption Date, cease and terminate, excepting only the right of such holders to receive the Redemption Price for such shares but without interest, and such shares shall no longer be deemed outstanding. Any funds so set aside by the Corporation and unclaimed at the end of two years and 364 days from the Redemption Date shall revert to the general funds of the Corporation. Any interest accrued on funds set aside or deposited pursuant to this paragraph 6(c) shall be paid to the Corporation from time to time. If any shares of Series B Preferred Stock called for redemption shall not be so paid upon surrender thereof for redemption or be duly provided for as set forth above, such shares shall remain outstanding and shall be entitled to all of the rights, preferences and privileges (including dividends) contained in the Series B Preferred Stock.

                               (d) Upon any partial redemption of Series B
                 Preferred Stock, the number of shares so redeemed shall be allocated among all of the holders of Series B Preferred Stock on a pro rata basis, PROVIDED that, the Corporation, in effecting such partial redemption of Series B Preferred Stock on a pro rata basis, may allocate the number of shares to be redeemed from each holder of shares of Series B Preferred Stock so as to avoid redeeming fractional shares as follows:

                                      (i) if, on a pro rata basis, a fractional
                        share representing less than one half of a share of Series B Preferred Stock would be redeemed by the Corporation from a particular holder of Series B Preferred Stock, then such fractional share shall not be redeemed by the Corporation and the number of shares to be redeemed from such holder shall be rounded down to the preceding whole number, PROVIDED, that if such holder holds one share or less of Series B Preferred Stock, all of such holder's Series B Preferred Stock shall be redeemed by the Corporation; and

                                      (ii) if, on a pro rata basis, a fractional
                        share representing one half or more of a share of Series B Preferred Stock would be redeemed by the Corporation from a particular holder of Series B Preferred Stock, then the number of shares to be redeemed shall be rounded up to the next consecutive whole number.

                               Any certificate representing a number of shares
                 of Series B Preferred Stock which is to be redeemed only in part shall be surrendered at the place specified in the notice of redemption (with, if the Corporation so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Corporation, duly executed by the holder thereof or his attorney duly authorized in writing), and the Corporation shall execute and deliver to the holder of such certificate, without charge, a new certificate or certificates, of any denomination as requested by such holder in aggregate amount equal to and in exchange for the unredeemed portion of the shares of Series B Preferred Stock so surrendered.

                               (e) The Corporation shall redeem all then
                 outstanding shares of Series B Preferred Stock at a price per share equal to the Redemption Price on December 31, 2002 in accordance with the procedures set forth in subparagraphs (b) and (c) of this paragraph 6.

                         (7) VOTING. Each issued and outstanding share of Series B Preferred Stock shall be entitled to one thousand two hundred fifty (1,250) votes upon each matter submitted to the stockholders for their vote or approval. Unless a separate class vote is otherwise required by law, holders of Series B Preferred Stock and Common Stock shall vote together as one class on all matters submitted to the stockholders for their vote or approval.

                         (8) CONVERSION. (a) Each share of Series B Preferred
                 Stock may be converted, at the option of the holder thereof, into shares of Class A Common Stock at any time after the earlier of (1) 180 days after the IPO Closing Date or (ii) December 31, 1997, PROVIDED, HOWEVER, that notwithstanding the restrictions provided by clauses (i) and (ii) above, if, in connection with the IPO, holders of shares of Class B Common Stock are permitted to convert all or a portion of such shares of Class B Common Stock into shares of Class A Common Stock in order to sell such shares of Class A Common Stock in such IPO, the holders of shares of Series B Preferred Stock will be permitted to convert such shares into shares of Class A Common Stock solely to the extent necessary to permit such holders to sell shares of Class A Common Stock in the IPO in accordance with the provisions of the Securities Purchase Agreement and, PROVIDED FURTHER, HOWEVER, that if any shares of Series B Preferred Stock are called for redemption pursuant to paragraph 5 above, such shares may not be converted after the close of business on the last Business Day prior to the Redemption Date.

                               (b) Subject to adjustment upon adjustment of the
                 Conversion Price as herein set forth the number of shares of Class A Common Stock issuable upon conversion of a share of Class B Preferred Stock into Class A Common Stock (the "CONVERSION RATE") shall be the quotient obtained by dividing the Redemption Price (to be determined as if such share of Series B Preferred Stock had been called for redemption on the day such share was presented for conversion, PROVIDED, that the Corporation may elect to pay in cash any dividends accrued but not yet paid) by the then applicable Conversion Price.

                                (c) Before any holder of Series B Preferred
                 Stock shall be entitled to convert the same into shares of Class A Common Stock, such holder must (i) surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation (or the office of any registrar or transfer agent appointed by the Corporation), (ii) give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the name or names in which such holder wishes the certificate or certificates for shares of Class A Common Stock to be issued,
                 (iii) furnish appropriate endorsements and transfer documents, if required by the Corporation, and (iv) pay any transfer or similar tax, if required. The date on which such holder satisfies all of the requirements set forth in the immediately preceding sentence is the conversion date (the "CONVERSION DATE"). If fewer than the entire number of shares of Series B Preferred Stock represented by a certificate surrendered to the Corporation pursuant to this paragraph 8(c) is to be converted, a new certificate shall be issued representing the unconverted shares. As soon as practicable after the Conversion Date, the Corporation shall issue and deliver to such holder of Series B Preferred Stock, or to such holder's nominee or nominees, (A) a certificate or certificates for the number of full shares of Class A Common Stock issuable upon the conversion, and (B) cash as provided in paragraph 8(d) below for any fraction of a share of Class A Common Stock which would otherwise be issuable upon conversion. Any person in whose name the certificate described in the preceding sentence is registered shall be treated as a stockholder of record of shares of Class A Common Stock on and after the Conversion Date; PROVIDED that no surrender of Series B Preferred Stock on any date when the stock transfer books of the Corporation shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Class A Common Stock upon such conversion as the record holder or holders of such shares of

                Class A Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Class A Common Stock as the record holder or holders thereof for all purposes at the close of business on the next which such stock transfer books are open; PROVIDED FURTHER, HOWEVER, that such conversion shall be at the Conversion Rate in effect on the date that such Series B Preferred Stock shall have been surrendered for conversion, as if the stock transfer books of the Corporation had not been closed. A holder of Series B Preferred Stock shall cease to be such a holder upon the Conversion Date.

                               (d) No fractional shares of Class A Common Stock
                shall be issued upon conversion of Series B Preferred Stock. In lieu of issuing any fractional share, the Corporation shall pay the holder of such Series B Preferred Stock an amount in cash equal to the product of (i) such fractional amount, multiplied by (ii) the Conversion Price.

                               (e) If, after December 31, 1992, the Corporation
                (i) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock, (ii) subdivides its outstanding shares of Common Stock into a greater number of shares, (iii) combines its outstanding shares of Common Stock into a smaller number of shares, (iv) makes a distribution on its Common Stock in shares of its capital stock other than such Common Stock. or
                (v) issues by reclassification of its Common Stock any shares of its capital stock (including any such reclassification in connection with a merger, consolidation or other business combination in which the Corporation is the surviving or continuing corporation), then

                        (A) if the record date for any such dividend or distribution (each an "ADJUSTMENT RECORD DATE") or the effective date of any such subdivision, combination or reclassification (each, an "ADJUSTMENT CLOSING DATE") occurs on or prior to the IPO Closing Date, then the Base Conversion Price in effect immediately prior to such Adjustment Record Date or Adjustment Closing Date, as the case may be, shall be adjusted, or

                        (B) if such Adjustment Record Date or Adjustment Closing Date occurs after the IPO Closing Date, then the Conversion Price in effect immediately prior to such Adjustment Record Date or Adjustment Closing Date, as the case may be, shall be adjusted, in either case so that the holder of Series B Preferred Stock thereafter converted may receive the number of shares or other units of capital stock of the Corporation which such holder would have owned immediately following such action if such holder had converted such Series B Preferred Stock immediately prior to such action (whether or not such holder is then entitled to convert such Series B Preferred Stock pursuant to paragraph 8(a) above). Such adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

                               (f) (i) If, after December 31, 1992, the
                        Corporation issues or sells rights, options, warrants or convertible or exchangeable securities to all holders of any class of Common Stock, entitling them to subscribe for or purchase, or convert or exchange securities into, Common Stock at a price per share that is lower (at the record date for such issuance) than the Current Market Value without offering to the holders of Series B Preferred Stock such rights, options, warrants or convertible or exchangeable securities on the same basis (based on the then applicable Conversion Rate, whether or not the Series B Preferred Stock is then convertible pursuant to paragraph 8(a) above) then, in each such case, the Conversion Price shall be adjusted by multiplying either

                               (A) (1) the Base Conversion Price in effect immediately prior to such issuance or sale if such issuance or sale occurs on or prior to the IPO Closing Date, or

                                   (2) the Conversion Price in effect
                               immediately prior to such issuance or sale if such issuance or sale occurs after the IPO Closing Date,

                        in either case by (B) the quotient obtained by dividing
                        (x) 1, by (y) the Adjustment Fraction (as defined below).

                                    (ii) For purposes of this subparagraph (f),
                        the issuance of rights or warrants to subscribe for or purchase securities convertible into Common Stock shall be deemed to be the issuance of rights or warrants to purchase the Common Stock into which such securities are convertible at an aggregate offering price equal to the aggregate offering price of such securities, plus the minimum aggregate amount (if any) payable upon the conversion of such securities into Common Stock. Any adjustment pursuant to this subparagraph (f) shall be made whenever any such rights or warrants are issued, but shall also become effective retroactively in respect of conversions of Series B Preferred Stock made between the record dates for the determination of stockholders entitled to receive such rights or warrants and the date such rights or warrants are issued.

                               (iii) For purposes of this subparagraph (f), the "ADJUSTMENT FRACTION" shall be determined in accordance with the following formula:

                                                  CMV X (OCS + AS)
                                                 -----------------
                                                 (OCS x CMV) + CON

                         where:

                         CMV means the Current Market Value in effect immediately prior to the issuance of such rights, options, warrants or convertible or exchangeable securities.

                         OCS means the number of shares of Common Stock issued and outstanding or deemed issued and outstanding pursuant to subparagraph (iv) below immediately prior to the Issuance of such rights, options, warrants or convertible or exchangeable securities.

                         AS means the number of additional shares of Common Stock issued and outstanding or deemed issued and outstanding pursuant to subparagraph (iv) below immediately after, and as a result of, the issuance of such rights, options, warrants or convertible or exchangeable securities.

                         CON means the aggregate consideration received or deemed received by the Corporation pursuant to subparagraph (v) below upon the issuance of such rights, options, warrants or convertible or exchangeable securities.

                               (iv) For the purposes of this subparagraph (f),
                         the shares of Common Stock which the holder of any such rights, options, warrants or convertible or exchangeable securities shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding of the date of the sale and issuance of the rights, options, warrants or convertible or exchangeable securities. For the purposes hereof, no other shares of Common Stock not then issued and outstanding shall be deemed to be issued and outstanding, including, without limitation, shares of Class A Common Stock issuable upon the conversion of Series B Preferred Stock.

                                        (v) For the purposes of this
                         subparagraph (f), the aggregate consideration received by the Corporation in respect of any such rights, options, warrants or convertible or exchangeable securities shall be deemed to be the consideration received by the Corporation for such rights, options, warrants or convertible or exchangeable securities, plus the consideration or premium stated in such rights, options, warrants or convertible or exchangeable securities to be paid for the shares of Common Stock covered thereby. If the Corporation shall sell or issue to all holders of any class of its Common Stock rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the price per share of Common Stock and the aggregate consideration received by the Corporation for purposes of this paragraph, the Board of Directors of the Corporation shall determine, in good faith, the fair value of such property. If the Corporation shall sell and issue rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock, together with one or more other securities as part of a unit at a price per unit, then in determining the price per share of Common Stock and the aggregate consideration received by the Corporation for purposes of this subparagraph (f), the Board of Directors of the Corporation shall determine, in good faith, the fair value of the rights, options, warrants or convertible or exchangeable securities then being sold as part of such unit.

                                    (vi) if all shares of the Common Stock
                         deliverable upon exercise, conversion or exchange of such securities have not been issued when such securities are no longer outstanding or when any right of exercise, conversion or exchange in respect thereof has lapsed or expired, then the Conversion Rate shall promptly be readjusted to the Conversion Rate that would then be in effect had the adjustment upon the issuance of such securities been made upon the basis of the actual number of shares of Common Stock issued upon exercise, conversion or exchange of such securities.

                                (g) The Corporation shall at all times reserve
                  and keep available out of its authorized Class A Common
                  Stock, solely for the purpose of issuance upon conversion of Series B Preferred Stock as herein provided, such number of shares of Class A Common Stock as shall then be issuable upon the conversion of all issued and outstanding shares of Series B Preferred Stock. All shares of Class A Common Stock which shall be so issuable shall, when issued on such conversion, be duly and validly issued and fully paid and non-assessable, and the Corporation shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of such Class A Common Stock at the Conversion Rate. If any shares of Class A Common Stock, required to be reserved for purposes of conversion of Series B Preferred Stock hereunder require registration with or approval of any governmental authority under any Federal or State law, or listing upon any national securities exchange before such shares may be issued upon conversion, the Corporation will in good faith and as expeditiously as possible, endeavor to cause such shares to be duly registered, approved or listed, as the case may be.

                             (h)   Notwithstanding the provisions of this
                 paragraph 8, no adjustments of the Conversion Rate, the Base Conversion Price and the Conversion Price shall be required (i) on account of any stock options issued by the Corporation to employees of the Corporation pursuant to any plan adopted by the Corporation for the purpose of issuing such options as compensation for past performance or in order to secure future performance, or (ii) unless such adjustment (plus any adjustments not previously made by reason of clause (ii) of this subparagraph (h)), would require an increase or decrease of at least 1% in the number of shares of Class A Common Stock issuable upon conversion of a share of Series B Preferred Stock; PROVIDED, HOWEVER, that any adjustments which by reason of clause (ii) of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph 8 shall be made to the nearest 1/1,000 of a share.

                               (i) Whenever the Conversion Rate, the Base
                 Conversion Price and the Conversion Price are adjusted as herein provided (whether upon occurrence of the IPO Closing Date or otherwise), (i) the Corporation shall compute the adjusted Conversion Rate, the Base Conversion Price and the Conversion Price and shall cause to be prepared a certificate signed by the principal financial officer of the Corporation setting forth the adjusted Conversion Rate, the Base Conversion Price and the Conversion Price and a brief statement of the facts requiring such adjustment and the computation thereof and such certificate shall be filed and maintained as part of both the stock register and minutes of the Corporation, and (iii) a notice stating that the Conversion Rate, the Base Conversion Price and the Conversion Price have been adjusted shall, as soon as practicable, be mailed to the holders of record of Series B Preferred Stock.

                               The certificate of any independent firm of public
                 accountants of recognized standing selected by the Board of Directors of the Corporation shall be presumptive evidence of the correctness of any computation made under this paragraph 8.

                               (j) All of the adjustments contained in
                 subparagraphs (e) and (f) are intended to preserve the relative rights of the holders of Common Stock and Series B Preferred Stock. Notwithstanding anything to the contrary contained in this paragraph 8, the Board of Directors of the Corporation may make any such other adjustment of a similar nature as it in good faith determines is reasonable and necessary to carry out such intent, which determination shall be final and binding.

                        (9) MERGER, ETC. The Corporation shall not consolidate with or merge with or into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless either (a) the Corporation is the continuing corporation and such transaction does not result in any reclassification or change of outstanding shares of Class A Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination), or (B) such reclassification, change, consolidation, merger, sale or conveyance (each being a "CONVERSION TRANSACTION" is approved by vote of the stockholders of the Corporation voting as a single class, as required by law. In the event that any Conversion Transaction is approved by the stockholders of the Corporation pursuant to clause (B) above, then
          (i) notwithstanding any provision of paragraph 8(a) to the contrary, the right to convert shares of Series B Preferred Stock pursuant to paragraph 8(a) above shall accelerate to the date immediately prior to the closing date of such Conversion Transaction and (ii) on such date each outstanding share of Series B Preferred Stock shall automatically be converted into the maximum number of shares of Class A Common Stock of the Company into which such share of Series B Preferred Stock may be converted based on the then applicable Conversion Rate.

          DISHONORED CHECK: $7.50                         GENERAL AMENDMENT

                               STATE OF HAWAII
                  DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS
ORIGINAL               BUSINESS REGISTRATION DIVISION
EXPEDITED                   1010 RICHARDS STREET
REVIEW       Mailing Address: P. 0. Box 40, Honolulu, Hawaii 96810

                             ARTICLES OF AMENDMENT
                   (Section 415-61, Hawaii Revised Statutes)
R E C E I V E D
JUN - 1 1993
10:15 AM                                    AMD 00121503   2- 6/03/93   65.00
Dept of Commerce & Consumer Affairs         B23 00121504   2- 6/03/93   23.50
STATE OF HAWAII                             S11 00121505   2- 6/03/93   14.00

       The undersigned, duly authorized officers of the corporation submitting these Article of Amendment, certify as follows:
                                                         DEPARTMENT OF COMMERCE
                                                          AND CONSUMER AFFAIRS
1.   The name of the corporation is:                         STATE OF HAWAII
                                                                Filed on
                       ALOHA AIRGROUP, INC.                   June 1, 1993
     --------------------------------------------------------------------------

2.   The Amendment(s) adopted are attached to these Articles of Amendment.

                                       32,500 Shares of Class A Common Stock,
                                       5,854,342 Shares of Class B Common Stock,
                                       and 12,308 Shares of Series B 7%
3.   The total number of shares        Convertible Cumulative Participating
     outstanding is:                   Preferred Stock
                                       ---------------------------------------

4.   IF ADOPTION OF THE AMENDMENT(S) WAS AT A MEETING, COMPLETE THE FOLLOWING:

     The meeting of the Shareholders was held on    June         1,      1993
                                                -------------------------------
                                                    (Month       Day      Year)

     --------------------------------------------------------------------------
                               NUMBER VOTING                NUMBER VOTING
       CLASS/SERIES            FOR AMENDMENT               AGAINST AMENDMENT
     --------------------------------------------------------------------------
     Class A Common Stcck           32,500                         0
     Class B Common Stock        5,397,353                         0
     Class B 7% Convertible         11,332                         0
     Cumulative Participating
     Preferred Stock
     --------------------------------------------------------------------------

5. IF ADOPTION OF THE AMENDMENT(S) WAS BY UNANIMOUS CONSENT, COMPLETE THE FOLLOWING:

     By written consent dated  N/A
                              -------------------------------------------------
                                  (Month           Day            Year)
     the shareholders unanimously adopted the amendment(s).

6. If the amendment(s) provides for any exchange, reclassification, or cancellation of issued shares attach a statement describing the manner in which the exchange, reclassification, or cancellation shall be effected.
                See Exhibit "B"
     --------------------------------------------------------------------------

7. If amendment(s) effects a change in the amount of the stated capital, give the amount of the stated capital as changed: N/A
                                                  ----------------------------

We certify under the penalties of Section 415-136, Hawaii Revised Statutes, that we have read the above statements, and that the same are true and correct.

Witness our hands this 1st day of June, 1993.
                      -----      -------  ---

      Hung Wo Ching, Vice Chairman                  Han H. Ching, Secretary
     ------------------------------             -------------------------------
      (TYPE/PRINT NAME & TITLE)                    (TYPE/PRINT NAME & TITLE)



     /s/    Hung Wo Ching                       /s/       Han H. Ching
     ------------------------------             -------------------------------
       (SIGNATURE OF OFFICER)                        (SIGNATURE OF OFFICER)

                       ATTACHMENT TO ARTICLES OF AMENDMENT

                                       of

                              ALOHA AIRGROUP, INC.
                     ---------------------------------------
                                (Corporate Name)

FILL IN APPLICABLE BLANK(S) AND INSERT TEXT OF THE AMENDMENT.


Article ____________________, Section ______________, Subsection _____________,

Paragraph ___________________, is amended to read as follows:

      See Exhibit "A" attached hereto and made a part hereof
--------------------------------------------------------------------------------

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



                                                                  EXHIBIT "A"
                                                                  to Articles of
                                                                  Amendment

         Sections of the Articles of Incorporation of Aloha Airgroup, Inc. which are amended effective upon the filing of these Articles of Amendment with the Department of Commerce and Consumer Affairs:

1. Article VI is amended by adding the following after ter Section 6.9 thereof:

                           Section 6.10 ELIMINATION OF PREEMPTIVE RIGHTS. No holder of capital stock of the Corporation shall have any preemptive rights to acquire additional capital stock of the Corporation.

2. Article VI, Section 6.2 is amended by adding the following after Section 6.2(5) thereof:

                            (6) (a) Each two shares of Class A common stock issued, outstanding and determined as of May 25, 1993 shall be one share of Class A common stock.

                                    (b) Each two shares of Class B common stock
                  issued, outstanding and determined as of May 25, 1993 shall be one share of Class B common stock.

                                    (c) Upon the effectiveness of the
                  reclassification of the Class A common stock pursuant to
                  Section 6.2(6)(a) and the reclassification of the Class B common stock pursuant to Section 6.2(6)(b), the number of shares of such Common Stock for which options may be issued pursuant to any stock option plan in effect on May 25, 1993 and the number of such shares reserved for issuance upon the exercise of such options shall be, and hereby are decreased to one share of such Common Stock for each two shares of Common Stock which would heretofore have been issued and the price of each share of Common Stock to be issued upon exercise of such options shall be multiplied by two.

                                    (d) No fractional shares of Common Stock
                  shall be issued in connection with the reclassification of the Class A common stock pursuant to Section 6.2(6)(a) and the reclassification of the Class B common stock pursuant to
                  Section 6.2(6)(b). Each holder of Common Stock who would otherwise become entitled to a fraction of a share of Common Stock following the reclassification of the Class A common stock pursuant to Section 6.2(6)(a) and the reclassification of the Class B common stock pursuant to Section 6.2(6)(b) shall receive an additional fractional share of Class A Common Stock or Class B Common Stock, as the case may be, without any requirement for payment of additional compensation to the Corporation.

3. Article VI, Section 6.1 is amended to read in its entirety as follows:

                          Section 6.1 TOTAL CAPITALIZATION. The total number of
                  shares of all classes of capital stock which the Corporation shall have authority to issue is TWENTY-SEVEN MILLION FIVE HUNDRED FIFTY-SIX THOUSAND FIVE HUNDRED SEVENTY-NINE (27,556,579) shares, of which TWENTY-TWO MILLION FOUR HUNDRED EIGHTY-THREE THOUSAND SEVEN HUNDRED FIFTY (22,483,750) shares shall be Class A Common Stock, par value $1.00 per share ("Class A Common Stock"), FOUR MILLION SEVENTY-TWO THOUSAND EIGHT HUNDRED TWENTY-NINE (4,072,829) shares shall be Class B Common Stock, par value $1.00 per share ("Class B Common Stock") and ONE MILLION (1,000,000) shares shall be preferred stock, par value $1.00 per share ("Preferred Stock").

3. Article VI, Section 6.3(c)(7) is amended to read in its entirety as follows:

                           (7) VOTING. Each issued and outstanding share of
                  Series B Preferred Stock shall be entitled to six hundred twenty-five (625) votes upon each matter submitted to the stockholders for their vote or approval. Unless a separate class vote is otherwise required by law, holders of Series B Preferred Stock and Common Stock shall vote together as one class on all matters submitted to the stockholders for their vote or approval.

                                                                  EXHIBIT "B"
                                                                  to Articles of
                                                                  Amendment

              MANNER OF EFFECTING THE EXCHANGE OR RECLASSIFICATION
              ----------------------------------------------------

          Pursuant to these Articles of Amendment, the manner of effecting the exchange or reclassification is as follows:

          Each stockholder of the Corporation shall be instructed to send all certificates representing outstanding shares of Common Stock prior to the reverse stock split to the Secretary of the Corporation to be exchanged for new certificates reflecting the number of shares of Common Stock to which such stockholder is entitled after the reverse stock split.

  10156.01


  STATE OF HAWAII              )
                               )  SS:
  CITY AND COUNTY OF HONOLULU  )

                   HAN H. CHING, being first duly sworn on oath, deposes and says that he is the Secretary of ALOHA AIRGROUP, INC.; that as such officer he is duly authorized to sign the foregoing Articles of Amendment and that he has read said Articles of Amendment, knows the contents thereof, and that the same have been duly adopted by consent of both the Board of Directors and the shareholders of ALOHA AIRGROUP, INC.


                                       /s/         [ILLEGIBLE]
                                       ----------------------------------------
                                       Secretary

Subscribed and sworn to before me
this 1st day of June,  1993.
     ---        ----

/s/       [ILLEGIBLE]
----------------------------------
Notary Public, State of Hawaii

My Commission Expires: 2-15-96
                       -----------

 10156.0


 STATE OF HAWAII              )
                              )  SS:
 CITY AND COUNTY OF HONOLULU  )

                  HUNG WO CHING, being first duly sworn on oath, deposes and says that he is the Vice-Chairman of ALOHA AIRGROUP, INC.; that as such officer he is duly authorized to sign the foregoing Articles of Amendment; and that the has read said Articles of Amendment, knows the contents thereof, and that the same have been duly adopted by consent of both the Board of Directors and the shareholders of ALOHA AIRGROUP, INC.


                                       /s/         Hung Wo Ching
                                       ----------------------------------------
                                       Vice-Chairman

Subscribed and sworn to before me
this 1st day of June, 1993.
     ---        ----


/s/        [ILLEGIBLE]
----------------------------------
Notary Public, State of Hawaii

My Commission Expires: 2-15-96
                       -----------

[STAMP: EXPEDITED
         REVIEW]

NONREFUNDABLE FILING FEE: $50.00                                 DOMESTIC PROFIT
                                                               GENERAL AMENDMENT
SUBMIT ORIGINAL AND
ONE TRUE COPY
                               STATE OF HAWAII
                DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS
                        BUSINESS REGISTRATION DIVISION
                             1010 RICHARDS STREET
             MAILING ADDRESS: P.O. BOX 40, HONOLULU, HAWAII 96810

[STAMP: RECEIVED                                 [STAMP: DEPARTMENT OF COMMERCE
        NOV 19 1996                                      AND CONSUMER AFFAIRS
        2:16 PM                                          STATE OF HAWAII
        DEPARTMENT OF COMMERCE &                         Filed on
        CONSUMER AFFAIRS                                 November 19, 1996]
        STATE OF HAWAII]         67800D1        AMD 00061522  2-11/27/96  100.00

                             ARTICLES OF AMENDMENT
                   (SECTION 415-61, HAWAII REVISED STATUTES)

PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK

    The undersigned, duly authorized officers of the corporation submitting these Articles of Amendment, certify as follows:

1.  The name of the corporation is:

         ALOHA AIRGROUP, INC.
    ---------------------------------------------------------------------------.

2. The Amendment(s) adopted are attached to these Articles of Amendment (see page 2).
                                               Class A Common - 142,266 shares
3.  The total number of shares outstanding is: Class B Common - 2,927,174
                                               Series B Preferred - 12,308
                                               ---------------------------------

4.  IF ADOPTION OF THE AMENDMENT(S) WAS AT A MEETING, COMPLETE THE FOLLOWING:

    The meeting of the shareholders was on           November 7, 1996
                                           ------------------------------------.
                                            (Month          Day          Year)

================================================================================
    Class/Series      Number of Shares Voting      Number of Shares Voting
                           For Amendment              Against Amendment
================================================================================

Class A Common                16,250                        6,416
Class B Common             2,867,003                            0
Series B Preferred            12,164                            0
--------------------------------------------------------------------------------

5.  IF ADOPTION OF THE AMENDMENT(S) WAS BY UNANIMOUS CONSENT, COMPLETE THE
    FOLLOWING:

    By written consent dated
                             --------------------------------------------------,
                                      (Month          Day          Year)
    the shareholders unanimously adopted the amendment(s).

6. If the amendment(s) provides for any exchange, reclassification, or cancellation of issued shares, attach a statement describing the manner in which the exchange, reclassification, or cancellation shall be effected.

                          n/a
    ---------------------------------------------------------------------------.

We certify under the penalties of Section 415-136, Hawaii Revised Statutes, that we have read the above statements, and that the same are true and correct.

Witness our hands this 18th day of November, 1996.
                      ------      ----------   --

GLENN R. ZANDER, PRESIDENT            BRENDA F. CUTWRIGHT, SENIOR VICE
---------------------------.              PRESIDENT FINANCE & PLANNING
 (Type/Print Name & Title)            --------------------------------.
                                         (Type/Print Name & Title)

/S/ GLENN R. ZANDER                   /S/ BRENDA F. CUTWRIGHT
---------------------------.          --------------------------------.
  (Signature of Officer)                   (Signature of Officer)

SIGNATURES MUST BE IN BLACK INK.
ARTICLES MUST BE SIGNED BY TWO INDIVIDUALS WHO ARE OFFICERS OF THE CORPORATION.
                     (SEE REVERSE SIDE FOR INSTRUCTIONS)

D1-7
REV 7/96                                                               B14 (FEE)

           Exhibit to Articles of Amendment of Aloha Airgroup, Inc.


Article VII, Section 7.1 of the Articles of Incorporation of Aloha Airgroup, Inc. is hereby amended in its entirety to read as follows:

          Section 7.1 BOARD OF DIRECTORS. The Board of Directors shall consist of three or more persons as shall be determined in accordance with the Bylaws. The directors need not be stockholders of the Corporation.

NONREFUNDABLE FILING FEE: $50.00                                 DOMESTIC PROFIT
                                                               GENERAL AMENDMENT
SUBMIT ORIGINAL AND
ONE TRUE COPY
                               STATE OF HAWAII
                DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS
                        BUSINESS REGISTRATION DIVISION
                             1010 RICHARDS STREET
             MAILING ADDRESS: P.O. BOX 40, HONOLULU, HAWAII 96810

[STAMP: RECEIVED
        NOV 19 1996
        2:16 PM
        DEPARTMENT OF COMMERCE &
        CONSUMER AFFAIRS
        STATE OF HAWAII]

                             ARTICLES OF AMENDMENT
                   (SECTION 415-61, HAWAII REVISED STATUTES)

PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK

    The undersigned, duly authorized officers of the corporation submitting these Articles of Amendment, certify as follows:

1.  The name of the corporation is:

         ALOHA AIRGROUP, INC.
    ---------------------------------------------------------------------------.

2. The Amendment(s) adopted are attached to these Articles of Amendment (see page 2).
                                               Class A Common - 142,266 shares
3.  The total number of shares outstanding is: Class B Common - 2,927,174
                                               Series B Preferred - 12,308
                                               ---------------------------------

4.  IF ADOPTION OF THE AMENDMENT(S) WAS AT A MEETING, COMPLETE THE FOLLOWING:

    The meeting of the shareholders was on          November 7, 1996
                                           ------------------------------------.
                                            (Month          Day          Year)

================================================================================
    Class/Series      Number of Shares Voting      Number of Shares Voting
                           For Amendment              Against Amendment
================================================================================

Class A Common                16,250                        6,416
Class B Common             2,867,003                            0
Series B Preferred            12,164                            0
--------------------------------------------------------------------------------

5.  IF ADOPTION OF THE AMENDMENT(S) WAS BY UNANIMOUS CONSENT, COMPLETE THE
    FOLLOWING:

    By written consent dated
                             --------------------------------------------------,
                                      (Month          Day          Year)
    the shareholders unanimously adopted the amendment(s).

6. If the amendment(s) provides for any exchange, reclassification, or cancellation of issued shares, attach a statement describing the manner in which the exchange, reclassification, or cancellation shall be effected.

                          n/a
    ---------------------------------------------------------------------------.

We certify under the penalties of Section 415-136, Hawaii Revised Statutes, that we have read the above statements, and that the same are true and correct.

Witness our hands this 18th day of November, 1996.
                      ------      ----------   --

GLENN R. ZANDER, PRESIDENT            BRENDA F. CUTWRIGHT, SENIOR VICE
---------------------------.              PRESIDENT FINANCE & PLANNING
 (Type/Print Name & Title)            --------------------------------.
                                         (Type/Print Name & Title)

/S/ GLENN R. ZANDER                   /S/ BRENDA F. CUTWRIGHT
---------------------------.          --------------------------------.
  (Signature of Officer)                   (Signature of Officer)

SIGNATURES MUST BE IN BLACK INK.
ARTICLES MUST BE SIGNED BY TWO INDIVIDUALS WHO ARE OFFICERS OF THE CORPORATION.
                     (SEE REVERSE SIDE FOR INSTRUCTIONS)

D1-7
REV 7/96                                                               B14 (FEE)

           Exhibit to Articles of Amendment of Aloha Airgroup, Inc.


Article VII, Section 7.1 of the Articles of Incorporation of Aloha Airgroup, Inc. is hereby amended in its entirety to read as follows:

          Section 7.1 BOARD OF DIRECTORS. The Board of Directors shall consist of three or more persons as shall be determined in accordance with the Bylaws. The directors need not be stockholders of the Corporation.

                                                                       FORM DC-6
                                                                          1/2000

                                 STATE OF HAWAII
                   DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS
                         BUSINESS REGISTRATION DIVISION
                              1010 RICHARDS STREET
              MAILING ADDRESS: P.O. BOX 40, HONOLULU, HAWAII 96810

[STAMP: RECEIVED                                  [STAMP: DEPARTMENT OF COMMERCE
        SEP 7 2000                                        AND CONSUMER AFFAIRS
        4:13 p.m.                                         STATE OF HAWAII
        DEPT OF COMMERCE & CONSUMER AFFAIRS               Filed on
        STATE OF HAWAII]                                  September 7, 2000]

                  STATEMENT OF ISSUANCE OF SHARES OF PREFERRED OR
                             SPECIAL CLASSES IN SERIES
                     (SECTION 415-61, HAWAII REVISED STATUTES)

                                               B23 00320285   3- 9/20/00   12.75
                                               S03 00320284   3- 9/20/00   50.00
                                               B15 00320283   3- 9/20/00   50.00
                                               S11 00320286   3- 9/20/00   11.00

PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK

The undersigned, duly authorized officers of the corporation submitting this Statement, certify as follows:

1.  The name of the corporation is:

               ALOHA AIRGROUP, INC.
    ---------------------------------------------------------------------------.

2. A copy of the resolution establishing and designating the series, and fixing and determining the relative rights and preferences of the new shares is attached.

3.  The resolution was adopted on: September 7, 2000
                                   --------------------------------------------.
                                          (Month       Day       Year)

4.  The resolution was adopted by the Board of Directors.

We certify under the penalties of Section 415-136, Hawaii Revised Statutes, that we have read the above statements and that the same are true and correct.

Signed this 7th day of September, 2000.
           -----      ----------- ----

Glenn R. Zander                            Brenda F. Cutwright
President & CEO                            Executive Vice President & CFO
-----------------------------              ------------------------------
(Type/Print Name & Title)                    (Type/Print Name & Title)

/S/ GLENN R. ZANDER                        /S/ BRENDA F. CUTWRIGHT
-----------------------------              ------------------------------
(Signature of Officer)                        (Signature of Officer)


Instructions: Statement must be typewritten or printed in BLACK INK, and must be LEGIBLE. The statement must be signed by two individuals who are officers of the corporation. All signatures must be in BLACK INK. Submit original statement and one true copy together with the appropriate fee.

Line 1.  State the full name of the corporation.

Line 2. Attach a copy of the resolution. Attachment must be typewritten or printed in black ink on 8-1/2 x 11 white, bond paper and printed only on one side.

Line 3. Give the date (month, day and year) that the Board of Directors adopted this resolution. Authority for the Board of Directors to adopt the resolution must be stated in the corporation's Articles of Incorporation.

Filing Fees: FILING FEE ($50.00) IS NOT REFUNDABLE. Make checks payable to
             DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS. Dishonored Check ($15 fee plus interest charge).

NOTICE: THIS MATERIAL CAN BE MADE AVAILABLE FOR INDIVIDUALS WITH SPECIAL NEEDS. PLEASE CALL THE DIVISION SECRETARY, BUSINESS REGISTRATION DIVISION, DCCA, AT 536-2744, TO SUBMIT YOUR REQUEST.

                                                                       EXHIBIT A

                              ALOHA AIRGROUP, INC.

                  CERTIFICATE OF DESIGNATION OF 100,000 SHARES
          OF SERIES C 10% EXCHANGEABLE PREFERRED STOCK AND THE RELATIVE
                         RIGHTS AND PREFERENCES THEREOF

              ----------------------------------------------------

        Pursuant to Section 415-16 of the Hawaii Business Corporation Act

                and Section 6.3 of the Articles of Incorporation

              ----------------------------------------------------

     Aloha Airgroup, Inc., a Hawaii corporation (the "Company"), does hereby certify that, pursuant to authority conferred upon the board of directors of the Company (or any committee of such board of directors, the "Board of Directors") by its Articles of Incorporation, as amended (hereinafter referred to as the "Articles of Incorporation"), and pursuant to the provisions of Section 415-16 of the Hawaii Business Corporation Act, said Board of Directors, acting by written consent dated September 7, 2000, duly approved and adopted the following resolution (the "Resolution"):

     RESOLVED, that, pursuant to its authority under the Articles of Incorporation and Section 415-16 of the Hawaii Business Corporation Act, the Board of Directors does hereby establish, create, authorize and provide for the issuance of 100,000 shares of Series C 10% Exchangeable Preferred Stock, with the following relative rights end preferences and subject to the limitations and restrictions set forth in the Articles of Incorporation and in this Resolution (the terms used herein, unless otherwise defined herein, are used herein as defined in paragraph (I) hereof):

     (a) DESIGNATION. There is hereby established out of the authorized and unissued shares of preferred stock of the Company a series of preferred stock designated as the "Series C 10% Exchangeable Preferred Stock". The number of shares constituting such series shall be 100,000 shares of Series C 10% Exchangeable Preferred Stock (the "Series C Preferred Stock").

     (b) RANK. The Series C Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company, rank (i) senior to all classes of Common Stock of the Company, the Series A Preferred Stock, the Series B Preferred Stock and to each other class of capital stock or series of preferred stock hereafter created by the Board of Directors, the terms of which do not expressly provide that it ranks senior to or on parity with the Series C Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to herein, together with all classes of common stock of the Company, as the "Junior Securities"); (ii) subject to certain conditions, equal with any class of capital stock or series of preferred stock hereafter created by the Board of Directors, the terms of which expressly provide that such class or series will rank on a parity with the Series C Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to as "Parity Securities"); and (iii) subject to certain conditions, junior to each class of capital stock or series of preferred stock hereafter created by the Board of Directors, the terms of which have been approved by the Holders of the Series C Preferred Stock in accordance with subparagraph (f)(ii) hereof and which expressly provide that such class or series will rank senior to the Series C Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to as "Senior Securities").

     (c) DIVIDENDS.

     (i) Beginning on the Issue Date, the Holders of the Series C Preferred Stock shall be entitled to receive, out of funds legally available therefor, dividends on each share of Series C Preferred Stock at a rate of $100.00 per share, per annum, payable semi-annually. All dividends shall be cumulative, whether or not earned or declared, on a daily basis from the Issue Date and shall be payable semi-annually in arrears each Dividend Payment Date, commencing on the first Dividend Payment Date after the Issue Date. On and before September 8, 2005, the Company may pay dividends, at its option, in cash or in additional fully paid and nonassessable shares of Series C Preferred Stock having an aggregate Liquidation Preference Amount equal to the amount of such dividends. Dividends paid in additional shares of Series C Preferred Stock will be calculated and paid to registered holders to the nearest whole share. After September 8, 2005, dividends may be paid only in cash. If any dividend (or portion thereof) payable on any Dividend Payment Date after September 8, 2005 is not declared or paid in full in cash (or on or prior to September 8, 2005, in cash or Series C Preferred Stock) on such Dividend Payment Date, the amount of accrued and unpaid dividends will bear interest at the dividend rate on the Series C Preferred Stock, compounding semi-annually, until declared and paid in full. Each distribution in the form of a dividend (whether in cash or in additional shares of Series C Preferred Stock) shall be payable to Holders of record as they appear on the stock books of the Company on such record date, not less than 10 non or more than 60 days preceding the relevant Dividend Payment Date, as shall be fixed by the Board of Directors. Dividends shall cease to accumulate in respect of shares of the Series C Preferred Stock on the Exchange Date (as defined in paragraph (g)(i)(A) hereof) or on the date of their earlier redemption unless the Company shall have failed to issue the appropriate aggregate principal amount of Notes in respect of the Series C Preferred Stock on the Exchange Date or shall have failed to pay the relevant redemption price on the date fixed for redemption.

     (ii) All dividends paid with respect to the Series C Preferred Stock pursuant to paragraph (c)(i) hereof shall be paid pro rata to the Holders entitled thereto.

     (iii) Dividends that are in arrears and unpaid for any past Dividend Period and dividends in connection with any optional redemption pursuant to paragraph
(e)(i) hereof may be declared and paid at any time, without reference to any regular Dividend Payment Date, to Holders of record on such date, not more than 45 days prior to the payment thereof, as may be fixed by the Board of Directors.

     (iv) No full dividends shall be declared by the Board of Directors or paid or funds set apart for payment of dividends by the Company on any Parity Securities for any period unless full cumulative dividends shall have been or contemporaneously shall be declared and paid in full or declared and, if payable in cash, a sum in cash shall be set apart sufficient for such payment on the Series C Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of such full dividends on such Parity Securities. If full dividends are not paid, as aforesaid, upon the shares of the Series C Preferred Stock, all dividends declared upon shares of the Series C Preferred Stock and any other Parity Securities shall be declared PRO RATA so that the amount of dividends declared per share on the Series C Preferred Stock and such Parity Securities shall in all cases bear to each other the same ratio that accrued dividends per share on the Series C Preferred Stock and such Parity Securities bear to each other.

     (v) (A) Holders of shares of Series C Preferred Stock shall be entitled to receive the dividends provided for in paragraph (c)(i) hereof in preference to and in priority over any dividends upon any of the Junior Securities.

          (B) So long as any shares of Series C Preferred Stock are outstanding, the Company shall not declare, pay or set apart for payment any dividend on any of the Junior Securities (other than distributions or dividends in Junior Securities to the holders of Junior Securities) or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the repurchase, redemption or other retirement of any of the Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Securities, and shall not permit any corporation or other entity directly or indirectly controlled by the Company to purchase or redeem any of the Junior Securities or any such warrants, rights, calls or options, unless full cumulative dividends determined in accordance herewith have been paid in full on the Series C Preferred Stock.

          (C) So long as any shares of the Series C Preferred Stock are outstanding, the Company shall not make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the repurchase redemption or other retirement of any of the Parity Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Parity Securities, and shall not permit any corporation or other entity directly or indirectly controlled by the Company to purchase or redeem any of the Parity Securities or any such warrants, rights, calls or options, unless full cumulative dividends determined in accordance herewith on the Series C Preferred Stock have been paid in full.

     (v) Dividends payable on the Series C Preferred Stock for any period less than a year shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period for which dividends are payable. If any Dividend Payment Date occurs on a day that is not a Business Day, any accrued dividends otherwise payable on such Dividend Payment Date shall be paid on the next succeeding Business Day.

     (d) LIQUIDATION PREFERENCE. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Company, Holders of the Series C Preferred Stock shall be entitled to receive, out of the assets of the Company available for distribution to its stockholders, the amount of $1,000 per share of Series C Preferred Stock (the "Liquidation Preference Amount") then held by them, and, in addition, an amount equal to accumulated and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding-up (including an amount equal to a prorated dividend for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding-up), before any payment shall be made on or any assets distributed to the holders of any of the Junior Securities, including, without limitation, the Series A Preferred Stock, the Series B Preferred Stock and the Common Stock of the Company. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the amounts payable with respect to the Series C Preferred Stock and all other Parity Securities are not paid, in full, the holders of the Series C Preferred Stock and the Parity Securities shall share equally and ratably in any distribution of assets of the Company in proportion to the Liquidation Preference Amount and accumulated and unpaid dividends to which each is entitled. After full payment of the Liquidation Preference Amount and all accumulated and unpaid dividends to which they are entitled, the Holders of the Series C Preferred Stock shall not be entitled to any further participation in any distribution of assets of the Company.

     (e) REDEMPTION. (i) OPTIONAL REDEMPTION. (A) The Series C Preferred Stock may be redeemed (subject to contractual and other restrictions with respect thereto and the legal availability of funds therefor) at any time or from time to time on or after September 8, 2005, at the Company's option, in whole or in part, in the manner provided in subparagraph (e)(iii), at the redemption prices (expressed as a percentage of the liquidation preference thereof) set forth below, plus an amount in cash equal to all accumulated and unpaid dividends (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date, but subject to the right of Holders of Series C Preferred Stock on a record date to receive dividends on a Dividend Payment Date), if redeemed during the 12-month period beginning September 8, 2005 of each of the years set forth below:

                   YEAR                               PERCENTAGE
                   ----                               ----------
                   2005                               110%
                   2006                               108%
                   2007                               106%
                   2008                               104%
                   2009                               102%
                   2010 and thereafter                100%

PROVIDED that no optional redemption pursuant to this subparagraph (e)(i)(A) shall be authorized or made unless prior thereto full unpaid cumulative dividends for all Dividend Periods terminating on or prior to the Redemption Date, and for an amount equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date, shall have been, or immediately prior to the Redemption Date are, declared and paid in cash or declared and a sum set apart sufficient for such cash payment on the Redemption Date on the outstanding shares of such Series C Preferred Stock.

     (B) In the event of a redemption pursuant to paragraph (e)(i) hereof of only a portion of the then outstanding shares of the Series C Preferred Stock, the Company shall effect such redemption as it determines, PRO RATA according to the number of shares held by each Holder of Series C Preferred Stock, PROVIDED that the Company may redeem such shares held by any Holder of fewer than 100 shares of Series C Preferred Stock without regard to such PRO RATA redemption requirement, or by lot, in each case, as may be determined by the Company in its sole discretion.

     (ii) MANDATORY REDEMPTION. On September 8, 2025, the Company shall redeem from any source of funds legally available therefor, in the manner provided in paragraph (e)(iii) hereof, all of the shares of the Series C Preferred Stock then outstanding at a redemption price equal to 100% of the liquidation preference per share, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends per share (including an amount equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date).

     (iii) PROCEDURES FOR REDEMPTION. (A) At least 30 days and not more than 60 days prior to the date fixed for any redemption of the Series C Preferred Stock, written notice (the "Redemption Notice") shall be given by first-class mail, postage prepaid, to each Holder of record on the record date fixed for such redemption of the Series C Preferred Stock (or, in the case of a partial redemption pursuant to (e) (I)(B) above, to the Holders whose shares are to be redeemed) at such Holder's address as the same appears on the stock register of the Company, PROVIDED that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Series C Preferred Stock to be redeemed, except as to the Holder or Holders to whom the Company has failed to give said notice or except as to the Holder or Holders whose notice was defective. The Redemption Notice shall state:

          (1) whether the redemption is pursuant to subparagraph (e)(i)(A),
     (e)(i)(B) or (e)(ii) hereof;

          (2) the redemption price;

          (3) whether all or less than all the outstanding shares of the Series C Preferred Stock are to be redeemed and the total number of shares of the Series C Preferred Stock being redeemed;

          (4) the number of shares of Series C Preferred Stock held, as of the appropriate record date, by the Holder that the Company intends to redeem;

          (5) the date fixed for redemption;

          (6) that the Holder is to surrender to the Company, at the place or places where certificates for shares of Series C Preferred Stock are to be surrendered for redemption, in the manner and at the price designated, its certificate or certificates representing the shares of Series C Preferred Stock to be redeemed; and

          (7) that dividends on the shares of the Series C Preferred Stock to be redeemed shall cease to accrue on such Redemption Date unless the Company defaults in the payment of the redemption price.

     (B) Each Holder of the Series C Preferred Stock whose shares are being redeemed shall surrender the certificate or certificates representing such shares of Series C Preferred Stock to the Company, duly endorsed, in the manner and at the place designated in the Redemption Notice and on the Redemption Date. The full redemption price for such shares of Series C Preferred Stock shall be payable in cash to the Person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

     (C) Unless the Company defaults in the payment in full of the applicable redemption price, dividends on the Series C Preferred Stock called for redemption shall cease to accumulate on the Redemption Date, and the Holders of such redeemed shares shall cease to have any further rights with respect thereto from and after the Redemption Date, other than the right to receive the redemption price, without interest.

     (iv) (a) Until one year from the date hereof any Holder of Series C Preferred Stock with an aggregate Liquidation Preference Amount of at least $15 million shall have the right, at the Holder's option, to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, all of the Holder's Series C Preferred Stock at a redemption price equal to 100% of the Liquidation Preference Amount per share, plus an amount equal to all accumulated and unpaid dividends to which such Holder is entitled (the "Repurchase Right"). To exercise the Repurchase Right, such Holder of Series C Preferred Stock shall deliver to the Company a written notice of purchase (a "Repurchase Notice") at any time from the opening of business on the date that is at least 20 days prior to the repurchase date stating:

          (i) the certificate number(s) of the Series C Preferred Stock which the Holder will deliver to be repurchased; and

          (ii) that such Series C Preferred Stock shall be purchased as of the Repurchase Date pursuant to the terms and conditions specified herein.

     There shall be no repurchase of any Series C Preferred Stock pursuant to this Section if there has occurred and is continuing, or such repurchase would cause and is continuing, an Event of Default.

     (f) VOTING RIGHTS. The Holders of the Series C Preferred Stock shall have no voting rights and shall not be entitled or permitted to vote on any general corporate matters.

     (g) EXCHANGE. (i) REQUIREMENTS. (A) The Company may, at the sole option of the Board of Directors, exchange any or all of the shares of Series C Preferred Stock held by any Holder, including any Series C Preferred Stock issued as payment for dividends, into Notes, subject to the conditions set forth in this subparagraph (g)(i)(A). In order to effectuate such exchange, the Company shall send a written notice (an "Exchange Notice") of exchange to each Holder of record of shares of Series C Preferred Stock (or, in the case of a partial exchange, to the Holder of the shares of Series C Preferred Stock to be exchanged), which notice shall state: (u) that the Company is exchanging the Series C Preferred Stock into Notes pursuant to this Certificate of Designation;
(v) the number of shares of Series C Preferred Stock that the Company is exchanging into Notes; (w) the date fixed for exchange (an "Exchange Date"), (except as provided in the last sentence of this subparagraph (g)(i)(A)) which shall be no later than September 8, 2002; (x) that the Holder is to surrender to the Company, at the place or places where certificates for shares of Series C Preferred Stock are to be surrendered for exchange, in the manner designated in the Exchange Notice, such Holder's certificate or certificates representing the shares of Series C Preferred Stock to be exchanged; (y) that dividends on the shares of Series C Preferred Stock to be exchanged shall cease to accrue on the Exchange Date whether or not certificates for shares of Series C Preferred Stock are surrendered for exchange on the Exchange Date unless the Company shall default in the delivery of Notes; and (z) that interest on the Notes shall accrue from the relevant Exchange Date whether or not certificates for shares of Series C Preferred Stock are surrendered for exchange on such Exchange Date. On each Exchange Date, if the exchange is permitted under the Company's then outstanding indebtedness, the Company shall issue Notes in exchange for the shares of Series C Preferred Stock being exchanged as provided in subparagraph
(g)(ii)(A), PROVIDED that on such Exchange Date: (I) there shall be legally available funds. sufficient therefor, and (II) immediately after giving effect to such exchange, no Event of Default would exist under the Purchase Agreement. In the event that the issuance of the Notes is not permitted on an Exchange Date or any of the conditions set forth in clauses (I) and (II) of the preceding sentence are not satisfied on such Exchange Date, the Company shall use its best efforts to satisfy such conditions and effect such exchange as soon as practicable.

               (B) Upon any exchange pursuant to subparagraph (g)(i)(A) hereof, the Holders of the shares of Series C Preferred Stock that are being exchanged shall be entitled to receive Notes in the principal amount equal to the Liquidation Preference Amount for such shares, plus the amount of any and all accumulated and unpaid dividends on such shares (including a prorated dividend for the period from the immediately preceding Dividend Payment Date to the applicable Exchange Date); PROVIDED that the Company, at its option, may pay cash for any or all accumulated and unpaid dividends in lieu of issuing Notes in respect of such dividends.

          (ii) PROCEDURE FOR EXCHANGE. (A) On or before each Exchange Date, each Holder of the Series C Preferred Stock receiving an Exchange Notice shall surrender the certificate or certificates representing the shares of Series C Preferred Stock being exchanged, in the manner and at the place designated in the Exchange Notice. The Company shall cause the Notes to be executed on the Exchange Date specified in the Exchange Notice and, upon surrender in accordance with the Exchange Notice of the certificates for any shares of Series C Preferred Stock so exchanged (properly endorsed or assigned for transfer, if the notice shall so state), such shares shall be exchanged by the Company for Notes. The Company shall pay interest on the Notes at the rate and on the dates described in the Note.

               (B) If notice has been mailed as aforesaid, and if before the relevant Exchange Date all Notes necessary for such exchange shall have been duly executed by the Company and delivered to the Trustee with irrevocable instructions to authenticate the Notes necessary for such exchange, then dividends will cease to accrue on the Series C Preferred Stock on and after the relevant Exchange Date and the rights of the Holders of the Series C Preferred Stock as stockholders of the Company shall cease on and after such Exchange Date (except the right to receive Notes, an amount in cash, to the extent applicable, equal to the accrued and unpaid dividends to such Exchange Date, and, if the Company so elects, cash in lieu of any notes which is in an amount that is less than $1,000), and the Person or Persons entitled to receive the Notes issuable upon exchange shall be treated for all purposes as the registered Holder or Holders of such Notes as of such Exchange Date.


     (h) CONVERSION OR EXCHANGE. The Holders of the Series C Preferred Stock shall not have any rights hereunder to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of capital stock of the Company.

     (i) PREEMPTIVE RIGHTS. The Holders of the Series C Preferred Stock shall not have any preemptive rights to acquire or purchase any securities of the Company, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities or such warrants, rights or options may be designated, issued or granted.

     (j) REACQUISITION OF SHARES BY THE COMPANY. Any shares of Series C Preferred Stock that have been reacquired by the Company in any manner, including shares purchased or redeemed or exchanged by the Company, shall automatically become authorized but unissued shares of Series C Preferred Stock.

     (k) BUSINESS DAY. If any payment, redemption or exchange shall be required by the terms hereof to be made on a day that is not a Business Day, such payment, redemption or exchange shall be made on the immediately succeeding Business Day.

     DEFINITIONS. As used in this Certificate of Designation, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and VICE VERSA), unless the context otherwise requires.

     "Business Day" means any day except a Saturday or Sunday or other day on which commercial banks in Honolulu, Hawaii are required or authorized by law or other governmental action to be closed.

     "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether now outstanding or issued after the Issue Date, including, without limitation, all Common Stock and Preferred Shares.

     "Closing Date" means September 8, 2000.

     "Commission" means the Securities and Exchange Commission.

     "Common Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's equity, other than Preferred Shares of such Person, whether now outstanding or issued after the Issue Date, including without limitation, all series and classes of such Common Stock.

     "Dividend Payment Date" means January 15 and July 15 of each year.

     "Dividend Period" means the dividend period commencing on each January 15 and July 15 and ending on the day before the following Dividend Payment Date; PROVIDED, HOWEVER, that the first such Dividend Period shall commence on the Issue Date.

     "Event of Default" shall have the meaning ascribed to such term in the Purchase Agreement.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Holder" means a holder of shares of Series C Preferred Stock.

     "Issue Date" means the date on which the Series C Preferred Stock was originally issued.

     "Mandatory Redemption Date" means September 8, 2025.

     "Notes" means the Company's Senior Secured Guaranteed Floating Rate Notes due September 8, 2008, as described in and annexed to the Purchase Agreement.

     "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Preferred Shares" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's preferred or preference equity, whether now outstanding or issued after the Issue Date, including, without limitation, the Series C Preferred Stock and all other series and classes of such preferred stock or preference stock.

     "Purchase Agreement" means the purchase agreement between the Company and certain purchasers to be dated on or about September 8, 2000 providing for the issuance and sale of 40,000 shares of the Series C Preferred Stock.

     "Redemption Date" means, with respect to any shares of Series C Preferred Stock, the date on which such shares of Series C Preferred Stock are redeemed by the Company.

     "Series A Preferred Stock" means the Series A 12% Redeemable Preferred Stock, par value $1.00 per share, of the Company.

     "Series B Preferred Stock" means the Series B Cumulative Convertible Participating Preferred Stock, par value $1.00 per share, of the Company.